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                                                                    Exhibit 10.9


SENOR NOTARIO:

Sirvase usted extender en su Registro de Escrituras Publicas, una por la cual conste el Contrato de Linea de Credito en Moneda Extranjera que celebran, de una parte, el BANCO DE CREDITO DEL PERU, con Registro Unico de Contribuyentes No. 10004721, con domicilio en Calle Centenario No. 156, esquina con Av. Huarochiri, Urb. Las Laderas de Melgarejo, La Molina, Lima, representado por el senor Jesus Antonio Zamora Leon y la senora Aida Lucia Ghiglino Zimic, facultados al efecto segun poderes inscritos en los asientos 19-C y 32-C de la ficha 117464 del Registro Mercantil de Lima, respectivamente, a quien en adelante se denominara EL BANCO; y, de la otra parte DOE RUN PERU S.R.L., con Registro Unico de Contribuyentes No. 37630381, con domicilio en Av. Victor Andres Belaunde 147, Via Principal 155, Centro Empresarial Real - Torre Real 3, Piso 9, San Isidro, debidamente representada por el senor Kenneth Richard Buckley, facultado al efecto segun poder otorgado en Junta General de Socios de fecha 15 de mayo de 1998, a quien en adelante se denominara EL CLIENTE; en los terminos y condiciones siguientes:

PRIMERA:       DEFINICIONES

En el presente contrato, los terminos que aparecen a continuacion tendran las definiciones que se senalan:

1.1. CONTRATOS DE GARANTIA.- Son el Contrato de Prenda de Minerales y el Contrato de Afectacion en Garantia de Pagos y/o Cobranzas y de Cuentas Cobranza que suscribe EL CLIENTE a favor del BANCO a la fecha de celebracion de este contrato.

1.2  DEUDA PERMITIDA.- Es la deuda u obligacion financiera que consiste en:

(i) deudas y obligaciones financieras del CLIENTE derivadas del presente contrato;

(ii) deudas y obligaciones financieras que aparecen en los Estados Financieros trimestrales del CLIENTE al cierre del trimestre previo a la fecha de suscripcion de este contrato;

(iii) deudas y obligaciones financieras derivadas de los Contratos de Leasing y Lease-back celebrados por EL CLIENTE con posterioridad a la fecha de suscripcion de este contrato siempre que el monto adeudado por concepto de principal de dichas obligaciones no exceda en forma conjunta de US $ 20'000,000.00.

(iv) deudas y obligaciones financieras derivadas de Contratos de Cobertura celebrados por EL CLIENTE a efectos de protegerse contra la eventual variacion de la tasa de interes siempre que el monto adeudado por concepto de principal en dichos contratos no exceda el monto adeudado por concepto de principal en los contratos a los que sirve de proteccion, y las obligaciones derivadas de Contratos de Cobertura (HEDGE AGREEMENTS) celebrados en el


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          curso ordinario de los negocios y relacionados exclusivamente a la venta de la produccion local del CLIENTE.

(v) deudas y obligaciones financieras incurridas en la renovacion, extension, sustitucion y/o refinanciacion de cualquier deuda mencionada en los literales (ia), (iib) y este mismo literal (v) del presente numeral, siempre y cuando dicha renovacion, extension, sustitucion y/o refinanciacion sea en condiciones iguales o mas favorables y no resulte en un incremento en el monto por concepto de principal, en forma agregada, de las deudas representadas por dichos acuerdos.

(vi) deudas y obligaciones financieras que EL CLIENTE pueda incurrir en el curso ordinario de sus negocios, tales como: cuentas comerciales, gastos acumulados, pago de impuestos, cartas-fianza para garantizar el pago de obligaciones aduaneras y alquiler de equipos.

(vii) otras deudas y obligaciones financieras que EL CLIENTE pueda incurrir fuera de la Linea de Credito que se le concede en virtud de este contrato, siempre que el monto por concepto de principal de dichas deudas y obligaciones financieras no exceda, en forma conjunta, la suma de US $ 5'000,000.00

1.3. EFECTO MATERIAL ADVERSO PARA EL CLIENTE.- Es cualquier evento o condicion que origine un efecto adverso sustancial en (a) el negocio, condicion (financiera u otra), operaciones o propiedades del CLIENTE, (b) la capacidad del CLIENTE para cumplir con sus obligaciones bajo el presente contrato o alguno de los Contratos de Garantia, o (c) los derechos creados en los Contratos de Garantia.

1.4. EVENTO DE INCUMPLIMIENTO.-    Son las circunstancias detalladas en la
Clausula Decimo Primera de este contrato, que originan las consecuencias mencionadas en la Clausula Decimo Segunda de este contrato.

1.5. FECHA DE VENCIMIENTO FINAL.- Es la fecha de vencimiento del plazo de utilizacion de la Linea de Credito, conforme lo indicado en el numeral 3.3 de la Clausula Tercera de este contrato.

1.6. FECHA DE VENCIMIENTO.- Es la fecha de vencimiento de cada uno de los prestamos y/o creditos otorgados por EL BANCO a favor del CLIENTE en el marco de la Linea de Credito a que se refiere este contrato.

1.7. MONTO BASE DEL PRESTAMO.- Es el monto resultante de la suma de las siguientes cuentas del activo del CLIENTE, en los porcentajes que se senalan:
(i) 85% de las "cuentas por cobrar de compradores elegibles", (ii) 70% de las "cuentas inventario elegibles de concentrados adquiridos", (iii) 30% de las "cuentas inventario elegibles de materias primas y productos en proceso" y (iv) 80% de las "cuentas inventario elegibles de productos finales"; utilizandose para tal efecto las definiciones que se contemplan en los siguientes parrafos.



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Se entiende por "cuenta por cobrar de compradores elegibles" a aquella(s)
cuenta(s) del CLIENTE elegida(s) por EL BANCO, a su sola discrecion, para ser incluida(s) en el computo del Monto Base del Prestamo. A efectos de determinar el monto de la(s) cuenta(s) a ser computado se deducira del valor nominal de dicha(s) cuenta(s) el monto de los descuentos, reembolsos, deducciones, reclamos, creditos, cargos, reintegros o rebajas. Para efectos del computo del valor de aquella(s) cuenta(s) que no se encuentre(n) en dolares americanos, se procedera a efectuar la conversion correspondiente al tipo de cambio venta de la fecha del calculo. Salvo que EL BANCO asi lo determine, en ningun caso constituiran "cuentas por cobrar de compradores elegibles":

(i) aquellas derivadas de la(s) venta(s) efectuadas por EL CLIENTE a su empresa matriz, empresas subsidiarias o empresas afiliadas, entendiendose por estas ultimas a aquellas que estan bajo el control de o bajo el control comun con EL CLIENTE;

(ii) aquellas cuyo plazo para el pago es mas extenso que aquel normalmente utilizado por EL CLIENTE en sus transacciones comerciales;


(iii) aquellas que se encuentran impagas por mas de sesenta (60) dias desde su fecha de vencimiento o por mas de noventa (90) dias desde su fecha de facturacion;

(iv) aquellas cuyo deudor tiene mas del cincuenta por ciento (50%) de sus deudas como inelegibles de conformidad con el criterio establecido en el numeral (iii) anterior;

(v) aquellas que, agregadas a las otras cuentas del mismo deudor, excedan en valor nominal al 10% de todas las cuentas del CLIENTE pendientes de cobro, pero solo en cuanto al exceso;

(vi) aquellas cuyo deudor es, a su vez, un acreedor del CLIENTE con derecho a compensacion o dicho deudor ha reclamado o discutido su responsabilidad respecto de la cuenta, pero solo en cuanto al monto por el que el deudor tiene derecho a compensacion o ha reclamado o discutido al CLIENTE;

(vii) aquellas cuyo deudor ha iniciado voluntariamente o le han iniciado un procedimiento de reestructuracion patrimonial, insolvencia y/o quiebra, se ha liquidado o disuelto, ha suspendido el desarrollo de sus negocios o se ha declarado insolvente;

(viii) aquellas derivadas de una venta en la que, por alguna razon, el deudor tenga el derecho a retornar el bien o EL CLIENTE tenga la obligacion de recomprarle el mismo;

(ix) aquellas derivadas de una venta respecto de la cual las mercaderias no han sido aun embarcadas y enviadas a la localidad designada por el deudor de la cuenta o que no representa una venta definitiva;



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(x)       aquellas respecto de las cuales el deudor ha entregado con anterioridad a la cuenta un monto, valor o bien en garantia, pero solo en cuanto a dicho monto, valor o bien.

(xi) aquellas que por alguna otra razon sean ilegales o hayan sido ilegamente constituidas.

Se entiende por "cuentas inventario elegibles de concentrados adquiridos" al inventario de concentrados adquiridos del CLIENTE que, a criterio y discrecion del BANCO, cumple con los siguientes requisitos:

(i) consista en concentrados localizados o ubicados fisicamente en las plantas o establecimientos del CLIENTE o en almacenes generales de deposito; los mismos que el CLIENTE debera especificar por escrito al BANCO dentro de los treinta (30) dias calendario siguientes a la fecha de suscripcion de este contrato y de cada uno de sus aniversarios --salvo en el caso del traslado de una parte importante de estos concentrados a lugares no especificados por el CLIENTE al BANCO en el plazo senalado, supuesto en el cual el CLIENTE se obliga a dar aviso inmediato al BANCO indicando el lugar de destino--, o que, estando depositados, localizados o ubicados fisicamente en lugares distintos a los mencionados, pero siempre dentro del territorio de la Republica del Peru, puedan ser inspeccionados libremente por EL BANCO y no pese sobre los mismos derecho o gravamen alguno a favor del depositario;

(ii) este en buena condicion, no danado ni obsoleto, cumpliendo con todos los estandares establecidos por cualquier autoridad gubernamental que tenga autoridad respecto de dichos bienes, su uso y/o su venta y sea normalmente usable o vendible en el curso normal de los negocios del CLIENTE;

(iii)     no sea inventario consignado; y

(iv)      sea comerciable.

Se entiende por "cuentas inventario elegibles de materias primas y productos en proceso" al inventario de materias primas y productos en proceso del CLIENTE que,

(A) tratandose de materias primas, cumpla, a criterio y discrecion del BANCO, con los siguientes requisitos:

(i) consista en materias primas localizadas o ubicadas fisicamente en las plantas o establecimientos del CLIENTE o en almacenes generales de deposito; los mismos que el CLIENTE debera especificar por escrito al BANCO dentro de los treinta (30) dias calendario siguientes a la fecha de suscripcion de este contrato y de cada uno de sus aniversarios --salvo en el caso del traslado de una parte importante de estas materias primas a lugares no especificados por el CLIENTE al BANCO en el plazo senalado, supuesto en el cual el CLIENTE se obliga a dar aviso inmediato al BANCO indicando el lugar de destino--, o que, estando localizadas o ubicadas fisicamente en lugares distintos a los mencionados, pero siempre dentro del territorio de la Republica del Peru, puedan ser inspeccionadas libremente por EL BANCO y no pese sobre las mismas derecho o gravamen alguno a favor del depositario;

(ii) este en buena condicion, no danadas ni obsoletas, cumpliendo con todos los estandares establecidos por cualquier autoridad gubernamental que tenga autoridad respecto de dichos bienes, su uso y/o su venta y sea normalmente usable o vendible en el curso normal de los negocios del CLIENTE;

(iii)     no sea inventario consignado; y

(iv)      sea comerciable; Y

(B) tratandose de productos en proceso, cumpla, a criterio y discrecion del BANCO, con los siguientes requisitos:

(i)       sean productos en proceso que esten en buen estado;

(ii)      sean vendibles, comerciables y no obsoletos;

(iii) este localizado o ubicado fisicamente en la planta y/o establecimientos del CLIENTE o en cualquier otro lugar autorizado por EL BANCO, dentro del territorio de la Republica del Peru, y sea posible identificarla en forma separada respecto de los demas bienes ubicados en los referidos lugares;

(iv) sea de propiedad exclusiva del CLIENTE, el mismo que tiene legitimo titulo para transferir el mismo; y

(v) esta libre de gravamen o medida alguna que pueda afectar la titularidad del CLIENTE.

Se entiende por "cuentas inventario elegibles de productos finales" al inventario de productos finales del CLIENTE que, a criterio y discrecion del BANCO, cumple con los siguientes requisitos:

(i) consista en productos finales localizados o ubicados fisicamente en las plantas o establecimientos del CLIENTE o en almacenes generales de deposito; los mismos que el CLIENTE debera especificar por escrito al BANCO dentro de los treinta (30) dias calendario siguientes a la fecha de suscripcion de este contrato y de cada uno de sus aniversarios --salvo en el caso del traslado de una parte importante de estos productos finales a lugares no especificados por el CLIENTE al BANCO en el plazo senalado, supuesto en el cual el CLIENTE se obliga a dar aviso inmediato al BANCO indicando el lugar de destino--, o que, estando depositados, localizados o ubicados fisicamente en lugares distintos a los mencionados, pero siempre dentro del territorio de la Republica del Peru, puedan ser inspeccionados libremente por EL BANCO y no pese sobre los mismos derecho o gravamen alguno a favor del depositario;

(ii) este en buena condicion, no danados ni obsoletos, cumpliendo con todos los estandares establecidos por cualquier autoridad gubernamental que tenga autoridad respecto de dichos bienes, su uso y/o su venta y sea normalmente usable o vendible en el curso normal de los negocios del CLIENTE;

(iii)     no sea inventario consignado; y

(iv)      sea comerciable.

1.8. OBLIGACIONES.- Son, en general, todos los compromisos, deberes y obligaciones asumidas por EL CLIENTE frente al BANCO en virtud de este contrato y, en particular, aquellos compromisos y obligaciones detallados en la Clausula Decima.

1.9. OBLIGACIONES FINANCIERAS.- Son los compromisos y obligaciones asumidas por EL CLIENTE frente al BANCO en virtud de lo dispuesto por el numeral 10.1 de la Clausula Decima de este contrato.

1.10. PATRIMONIO NETO CONSOLIDADO MINIMO.- El Patrimonio Neto Consolidado Minimo del CLIENTE es de US$275'000,000.00 (DOSCIENTOS SETENTICINCO Y 00/100 MILLONES DE DOLARES AMERICANOS); donde el Patrimonio Neto Consolidado es la suma de (i) todas las partidas que, de conformidad con los Principios de Contabilidad Generalmente Aceptados (GAAP) en el Peru, figuran como patrimonio en su Balance y (ii) el monto correspondiente a las participaciones representativas del capital social. Para efectos de determinar el Patrimonio Neto Consolidado Minimo de Doe Run Peru se deducira de la suma que resulte de la formula anterior el monto de US$ 125 millones correspondiente al prestamo efectuado por Doe Run Peru a Doe Run Mining, o, en caso de pre-pago o amortizacion, el monto menor que por concepto de principal este pendiente de pago, asi como el monto correpondiente a otros prestamos y adelantos entre companias afiliadas.

1.11. RATIO DE COBERTURA DE LAS OBLIGACIONES FIJAS CONSOLIDADAS.- Es el Ratio de 2.25 A 1.0, como minimo, determinado en base a proyecciones (PRO FORMA BASIS) para el Plazo de Utilizacion de la Linea de Credito; que se define como el ratio DE (i) UAIIDA (tal como se define mas adelante en este mismo parrafo) durante los cuatro trimestres fiscales previos a la fecha de la transaccion que da lugar al calculo del ratio A (ii) la suma de (A) gasto por concepto de intereses, (B) amortizacion del principal de deudas vencidas o por pagar, y (C) obligaciones financieras por concepto de arrendamiento financiero pagadas, acumuladas y/o programadas por pagar durante dicho periodo, determinado sobre una base consolidada de conformidad con los Principios de Contabilidad Generalmente Aceptados (GAAP) en el Peru; donde la UAIIDA (Utilidad Antes de Impuestos, Intereses, Depreciaciones y Amortizaciones) de una persona juridica es la suma (sin duplicar) de (i) la Utilidad Neta Consolidada menos las ganancias o perdidas extraordinarias, inusuales o no recurrentes, (ii) el impuesto a la renta de dicha persona y sus subsidiarias, por tal periodo, pagado
o acumulado de conformidad con los Principios de Contabilidad Generalmente Aceptados (GAAP) en el Peru (siempre que no sea el impuesto a la renta atribuible a ganancias o perdidas extraordinarias,



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inusuales o no recurrentes), los gastos de por concepto de intereses consolidados (neto de cualquier ingreso por concepto de intereses), los gastos de amortizacion (incluyendo amortizacion de costos de financiamiento diferidos) y los gastos de depreciacion y (iii) otras partidas no monetarias que reducen la Utilidad Neta Consolidada (incluyendo, sin limitacion, cualquier cargo no monetario con respecto a beneficios para jubilacion, por concepto de salud, seguros de vida y beneficios de largo plazo por discapacitacion, requeridos de conformidad con los Principios de Contabilidad Generalmente Aceptados (GAAP) en el Peru) MENOS otras partidas no monetarias que incrementan la Utilidad Neta Consolidada, todo determinado en forma consolidada para dicha persona y sus subsidiarias, de conformidad con los Principios de Contabilidad Generalmente Aceptados (GAAP) en el Peru.

Por la presente EL CLIENTE declara conocer y aceptar que, en caso se transforme en una sociedad anonima, se incluira, como uno de los sumandos de la suma mencionada en el primer numeral (ii) del parrafo anterior, para efectos del calculo del referido ratio, al producto de (a) el monto de todos los dividendos declarados, pagados y/o devengados a favor de las accionistas por (b) una fraccion cuyo numerador es uno y el denominador es uno menos la tasa de impuestos vigente.


SEGUNDA:       ANTECEDENTES

EL CLIENTE es una empresa privada cuyo objeto es el dedicarse a actividades mineras, incluyendo, pero no limitado a, el procesamiento de minerales. En Octubre de 1997, EL CLIENTE adquirio la Empresa Metalurgica La Oroya S.A de su anterior propietario, la empresa estatal Empresa Minera del Centro del Peru S.A, en el marco del proceso de privatizacion llevado a cabo por el Gobierno de la Republica del Peru. En Diciembre de 1997, mediante fusion por absorcion, EL CLIENTE absorbio a la Empresa Metalurgica La Oroya S.A.

TERCERA:       OBJETO DEL CONTRATO

EL CLIENTE requiere financiamiento de capital de trabajo para sus operaciones de comercio exterior y/o ventas locales, por lo que ha solicitado a EL BANCO una Linea de Credito Revolvente hasta por la suma de US$ 40'000,000.00 (CUARENTA MILLONES Y 00/100 DOLARES AMERICANOS) y EL BANCO, accediendo a la solicitud formulada, conviene en otorgarla, con arreglo a los terminos y condiciones que se senalan en este contrato:

3.1. LINEA DE CREDITO REVOLVENTE.- EL BANCO conviene en conceder al CLIENTE, sujeto a los terminos y condiciones de este contrato, diversos prestamos y/o creditos en dolares durante el periodo comprendido desde la fecha en que se cumplen las condiciones precedentes para la realizacion de los desembolsos y la emision de las cartas de credito, senaladas en la Clausula Octava de este contrato, hasta, pero excluyendo, la Fecha de Vencimiento Final, por la suma maxima de US$ 40'000,000.00 (CUARENTA MILLONES Y 00/100 DOLARES AMERICANOS), con la precision mencionada en el numeral 3.2 de esta misma Clausula. Sujeto a las condiciones de este contrato, durante dicho periodo EL CLIENTE podra tomar prestado, pagar y volver a tomar prestado la suma antes expuesta, en todo o en parte.

3.2. MONTO.- El monto maximo de utilizacion de la Linea de Credito que EL BANCO concede en virtud de este contrato sera en todo momento la cantidad que resulte menor de (i) US $ 40'000,000.00, y (ii) el Monto Base del Prestamo, siempre que lo permitan los limites legales para sus operaciones que establece la Ley General del Sistema Financiero y del Sistema de Seguros y Organica de la Superintendencia de Banca y Seguros (Ley No. 26702) o cualquier otra que pudiera reemplazarla en el futuro, teniendo en consideracion la linea de credito para la solicitud de emision de cartas-fianza otorgada por EL BANCO y cualquier otro credito otorgado o que pudiera otorgar en el futuro EL BANCO al CLIENTE.

En caso que, como consecuencia de las variaciones del Monto Base del Prestamo, el monto utilizado de la Linea de Credito este por encima del monto maximo permitido contemplado en el parrafo anterior, EL BANCO tendra la facultad de exigir al CLIENTE el pre-pago de la suma que sea necesaria para que el monto utilizado de la linea de credito sea igual o inferior al monto maximo permitido de conformidad con lo dispuesto por el parrafo anterior.

3.3. PLAZO DE UTILIZACION.- El plazo maximo de utilizacion de la Linea de Credito es de cuatro (4) anos contados a partir de la fecha de suscripcion de este contrato, sin perjuicio de lo dispuesto en la Clausula Octava de este contrato. En tal sentido, la Fecha de Vencimiento Final sera el 10 de junio del 2002. Sin embargo, al vencimiento del primer ano, y de cada uno de los anos subsiguientes del plazo de utilizacion de la Linea de Credito, EL BANCO podra, sin estar obligado a ello, extender la Fecha de Vencimiento Final por periodos anuales adicionales.

3.4. FORMAS DE UTILIZACION.- EL CLIENTE podra utilizar la Linea de Credito que se le concede en virtud de este contrato, mediante la solicitud de (i) prestamos, incluidos, pero no limitados a, prestamos pre y post embarque, o (ii) emision por parte del BANCO de Cartas de Credito para el pago de sus importaciones de concentrados, materias primas y materiales.

3.5 POSIBILIDAD DE REDUCCION DEL MONTO DE LA LINEA DE CREDITO.- EL CLIENTE podra solicitar en cualquier momento la reduccion del monto maximo de la Linea de Credito mencionado en el numeral 3.2 anterior. Reducido el monto maximo de la Linea de Credito, el mismo no podra ser restaurado nuevamente.

3.6. REPAGO DE LA LINEA DE CREDITO.- Sin perjuicio de lo dispuesto en las Clausulas Decimo Primera y Decimo Segunda, referidas a los "Eventos de Incumplimiento" y a las "Consecuencias de los Eventos de Incumplimiento", respectivamente, EL CLIENTE se obliga a pagar integramente al BANCO los prestamos y/o creditos que se encuentren vigentes en virtud de esta Linea de Credito en la Fecha de Vencimiento Final.

CUARTA:        DE LOS TERMINOS Y CONDICIONES DE LOS PRESTAMOS
REFERIDOS EN LA CLAUSULA 3.4(i).

4.1. DEL MONTO.- El monto de los prestamos individuales solicitados por EL CLIENTE no podra ser inferior a US $ 1'000,000.00, salvo en el caso que el monto disponible de la Linea de Credito sea inferior a dicha suma, y debera ser en cantidades que sean multiplos de US$ 200,000.00. Los prestamos deberan ser solicitados por EL CLIENTE al BANCO con una anticipacion minima de tres (3) dias utiles.

En la solicitud que EL CLIENTE presente al BANCO debera especificar, como minimo, la siguiente informacion: (a) tratandose de financiamientos para operaciones de comercio exterior: (i) el monto, (ii) la fecha en la que desea el desembolso, (iii) el plazo del financiamiento, conforme a lo estipulado en el numeral siguiente de esta Clausula, (iv) la fecha probable de embarque, (v) la mercaderia a ser exportada, (vi) el pais de destino, (vii) los documentos que sustentan la exportacion, (viii) el nombre del comprador y (ix) el numero de cobranza (en caso se trate de un financiamiento post-embarque); y (b) tratandose de financiamientos con otros fines mencionados en la Clausula Tercera del objeto del contrato: (i) la referencia a la linea de credito, (ii) el monto, y (iii) el plazo del financiamiento, conforme a lo estipulado en el numeral siguiente de esta Clausula.

Adicionalmente, en el caso de financiamientos para operaciones de comercio exterior, EL CLIENTE debera adjuntar a su solicitud, debidamente suscrito, el formato de solicitud de credito externo que le proporcionara oportunamente el BANCO.

4.2 DE LOS PLAZOS.- Siempre que el plazo de utilizacion de la Linea de Credito lo permita, teniendo en consideracion lo acordado en el numeral 3.6 de la Clausula anterior, los prestamos tendran plazos de 1, 3 o 6 meses, a eleccion del CLIENTE, manifestada por escrito al BANCO en su solicitud. EL CLIENTE podra solicitar al BANCO el pre-pago de los prestamos otorgados con una anticipacion de dos (2) dias utiles a la fecha prevista para el pre-pago, lo cual sera evaluado y decidido por el BANCO, a su entera discrecion, pudiendo en estos casos cobrar el BANCO al CLIENTE una comision por pre-pago que sera informada en forma previa y oportuna al CLIENTE.

4.3 DE LA TASA DE INTERES.- La tasa de interes compensatorio que devengaran estos prestamos, durante el primer ano del plazo de utilizacion de la Linea de Credito sera la tasa LIBOR a 1, 3 o 6 meses (dependiendo del plazo del prestamo solicitado por EL CLIENTE) + 1.50%. La tasa LIBOR a 1, 3 o 6 meses es la tasa de interes a la cual se ofrecen por el mismo plazo depositos de Eurodolares en el mercado interbancario de Londres, tasa registrada diariamente a las 11:00 horas, conforme aparece en la pagina LIBO del monitor del sistema informativo REUTERS (ajustada de ser necesario al 1/16 del 1% superior mas cercano). Las partes convienen y senalan que la tasa de interes pactada para este prestamo es de caracter flotante, de acuerdo a las variaciones de la tasa LIBOR y, en tal virtud, EL BANCO procedera a fijar la tasa que corresponda para cada prestamo con una anticipacion de dos (2) dias utiles a la fecha prevista de desembolso del respectivo prestamo, teniendo en cuenta la tasa LIBOR que se senale en el Monitor Reuters a dicha fecha. Sobre esta base se establecera el importe que debera pagar EL CLIENTE por intereses al final de dicho plazo. El retardo en el cumplimiento de pago de los intereses y/o capital de los prestamos en la fechas de sus respectivos vencimientos, estara sujeto a partir de dicho momento y hasta la total cancelacion de las obligaciones vencidas, al pago de intereses moratorios a la tasa de 3% anual, adicional a los intereses compensatorios. Para tal efecto, EL CLIENTE incurrira en mora automatica sin necesidad de requerimiento o intimacion alguna, de conformidad con lo dispuesto por el inciso 1 del Articulo 1333 del Codigo Civil.

Al termino del primer ano del plazo de utilizacion de la Linea de Credito y al vencimiento de los subsiguientes periodos anuales, EL BANCO podra, sin estar obligado a ello, revisar y modificar la tasa de interes compensatorio mencionada en el parrafo anterior; de lo cual notificara al CLIENTE con treinta (30) dias calendario de anticipacion.

4.4 DE LOS PAGARES.- Los prestamos seran instrumentados mediante la emision por parte del CLIENTE de uno o varios pagares, utilizando para tal efecto el formato de pagare que, como Anexo I, forma parte integrante de este contrato. Las partes declaran que este formato de pagare podra ser modificado por EL BANCO en cualquier momento.

4.5  DEL REPAGO DE LOS PRESTAMOS.- Sin perjuicio de lo dispuesto en el Numeral
3.6 de la Clausula Tercera, referido al "Repago de la Linea de Credito", y en las Clausulas Decimo Primera y Decimo Segunda, referidas a los "Eventos de Incumplimiento" y a las "Consecuencias de los Eventos de Incumplimiento", respectivamente, EL CLIENTE se obliga a pagar al BANCO los prestamos en sus respectivas Fechas de Vencimiento, para lo cual autoriza al BANCO a cargar en cualesquiera de las cuentas que EL CLIENTE mantiene en EL BANCO el importe de lo adeudado, de conformidad con lo dispuesto en la Clausula Decimo Tercera.

QUINTA:   DE LOS TERMINOS Y CONDICIONES DE LAS CARTAS DE CREDITO
REFERIDAS EN LA CLAUSULA 3.4(ii)

5.1 DE LA EMISION DE LAS CARTAS DE CREDITO.- Siempre que EL CLIENTE lo solicite por escrito mediante la suscripcion y presentacion al BANCO del formulario correspondiente, con una anticipacion de tres (3) dias utiles, EL BANCO podra, como parte de los creditos otorgados al CLIENTE en virtud de la Linea de Credito Revolvente a que se refiere este contrato, emitir Cartas de Credito para el pago de las importaciones de materias primas, concentrados o materiales efectuadas por EL CLIENTE. En tal sentido, el monto de las Cartas de Credito emitidas por EL BANCO sera considerado como monto utilizado de la referida Linea de Credito.

5.2 DEL MONTO.- El monto de las Cartas de Credito solicitadas por EL CLIENTE no podra ser inferior a US $ 100,000.00, salvo en el caso que el monto disponible de la Linea de Credito sea inferior a dicha suma.

5.3 DE LOS PLAZOS.- Siempre que el plazo de utilizacion de la Linea de Credito lo permita, teniendo en consideracion lo acordado en el numeral 3.6 de la Clausula Tercera, las Cartas de Credito tendran los plazos solicitados por EL CLIENTE y aprobados por EL BANCO, los mismos que, en principio, no excederan el plazo de 6 meses.

5.4 DEL PAGO DE LAS CARTAS DE CREDITO.- Al momento del pago efectivo de una Carta de Credito emitida en virtud de lo dispuesto en esta Clausula, EL BANCO financiara al CLIENTE la suma adeudada, mediante el otorgamiento de un prestamo por un plazo de tres (3) meses en los terminos y condiciones senalados en la Clausula Cuarta y demas Clausulas de este documento; salvo que EL CLIENTE solicite al BANCO hacerse cobro en forma inmediata de la suma pagada en la carta de credito, para lo cual, por la presente EL CLIENTE autoriza desde ya al BANCO para cargar en su cuenta corriente o en una(s) cualesquiera de sus cuentas el importe correspondiente, de conformidad con lo dispuesto en la Clausula Decimo Tercera.


SEXTA:         DE LAS COMISIONES

EL CLIENTE esta obligado a pagar al BANCO las siguientes comisiones:

6.1 COMISION DE UNDERWRITING.- EL CLIENTE pagara al BANCO, por concepto de Comision de Underwriting, US$ 500,000.00 (QUINIENTOS MIL Y 00/100 DOLARES AMERICANOS), equivalente al 1.25% del monto maximo de la Linea de Credito (US $ 40'000,000.00) los mismos que seran pagados a la suscripcion del presente contrato.

6.2 COMISION DE AGENCIA.- EL CLIENTE pagara al BANCO, por concepto de Comision de Agencia, US$ 30,000.00 (TREINTA MIL Y 00/100 DOLARES AMERICANOS) anuales durante el plazo de utilizacion de la Linea de Credito, incluida cualquier prorroga al mismo, los mismos que seran pagados por adelantado a la suscripcion del presente contrato y en cada fecha de aniversario de la suscripcion del presente contrato.

6.3 COMISION DE COMPROMISO.- EL CLIENTE pagara al BANCO, por concepto de Comision de Compromiso, durante el plazo de utilizacion de la Linea de Credito, la suma equivalente al 0.375% anual de la porcion no utilizada promedio de la Linea; que sera calculada teniendo en cuenta las porciones no utilizadas diarias, de lo cual se obtendra un promedio trimestral sobre el que se aplica la tasa antes mencionada. Esta Comision sera pagada por trimestre vencido dentro de los primeros diez (10) dias calendario del trimestre siguiente . Para efectos del calculo, el monto nominal de las Cartas de Credito a que se refiere el numeral (ii) de la Clausula 3.4 sera considerado como "monto utilizado" de la Linea de Credito.

6.4 COMISION DE EMISION DE CARTA DE CREDITO.- EL CLIENTE pagara al BANCO, por concepto de Comision de Emision de Carta de Credito, la suma equivalente al 0.375% del monto de cada Carta de Credito a ser emitida conforme a lo dispuesto por el numeral (ii) de la Clausula 3.4. Esta comision sera pagada al momento de la emision de cada Carta de Credito.

SETIMA:   CONDICIONES PRECEDENTES PARA LA CELEBRACION DEL CONTRATO

Son condiciones precedentes para la celebracionCONSUMACION de este contrato:


7.1. CAPACIDAD LEGAL DEL CLIENTEAutorizaciones, etc.- La recepcion por parte del BBANCO de copias legalizada del acta de la Junta General de Socios del CLIENTE autorizando la suscripcion y ejecucion de este contrato, y de los Contratos de Garantia y nombrando a su(s) representante(s) para la suscripcion de los mismos.

7.2. ESTADOS FINANCIEROS.- La recepcion por parte del BANCO de las copias de los estados financieros auditados correspondientes al ejercicio economico cerrado al 31 de diciembre de 1997 y de los estados financieros no auditados correspondientes al primer trimestre del ejercicio 1998, acompanados de una certificacion por parte del CLIENTE, de fecha reciente, de que dichos estados financieros son correctos y completos.

7.3. OPINIONES LEGALES.- La recepcion por parte del BANCO de las opiniones legales satisfactorias suscritas por los abogados del CLIENTE y de su empresa matriz, Doe Run Resources Corporation, referida esta ultima a la validez de la subordinacion de las deudas que pueda tener EL CLIENTE, actuales o futuras, derivadas de la Emision de Pagares (SENIOR NOTES) efectuada en Marzo de 1998 por la empresa matriz, a las deudas que EL CLIENTE pueda incurrir ante EL BANCO por este contrato.

7.4. INEXISTENCIA DE ACCION GUBERNAMENTAL Que el Gobierno peruano no haya promulgado legislacion ni haya tomado accion alguna que, a criterio y discrecion del BANCO, pueda limitar la exportacion, por parte del CLIENTE, de sus productos.

7.5. INEXISTENCIA DE CIRCUNSTANCIAS QUE AFECTEN EL SISTEMA FINANCIERO. - Que no se hayan producido circunstancias o situaciones que, a criterio y discrecion del BANCO, afecten en forma negativa (i) el sistema financiero peruano, (ii) el sistema financiero internacional, (iii) el entorno politico o economico del Peru, o (iv) las politicas tributarias o monetarias del gobierno peruano, sus leyes y regulaciones.

7.6. Inexistencia de circunstancias que afecten la Condicion Financiera del CLIENTE.- Que no se hayan producido, desde la fecha de los ultimos estados financieros auditados, circunstancias o situaciones que, a criterio y discrecion del BANCO, afecten o puedan afectar de manera sustancial (i) la capacidad de repago de los prestamos y/o creditos por parte del CLIENTE, o (ii) los negocios, operaciones, propiedad, activos o pasivos del CLIENTE.

7.7.      INEXISTENCIA DE GRAVAMENES RESPECTO DE LOS INGRESOS Y ACTIVOS DEL
CLIENTE.-      Que los activos y cuentas por cobrar del CLIENTE se encuentren libres de cualquier gravamen.

7.8. CERTIFICADO DEL MONTO BASE DEL PRESTAMO.- La recepcion por parte del BANCO de un certificado suscrito por el Gerente Financiero del CLIENTE, o el funcionario designado por este para tal efecto y comunicado en forma previa por EL CLIENTE al BANCO, estableciendo el Monto Base del Prestamo.

7.9. DUE DILIGENCE.- La conclusion, en forma satisfactoria, del due diligence del CLIENTE por parte del BANCO.


OCTAVA: CONDICIONES PRECEDENTES PARA LA REALIZACION DE LOS DESEMBOLSOS Y LA EMISION DE LAS CARTAS DE CREDITO

Son condiciones precedentes para la realizacion de los desembolsos de los creditos y/o prestamos a que se refiere el presente contrato:

8.1. CONTRATOS DE GARANTIA Y ESTABLECIMIENTO DE CUENTAS COBRANZAA.- La recepcion por parte del BANCO de los Contratos de Garantia, debidamente suscritos por EL CLIENTE, y su conformidad en relacion con el establecimiento de las Cuentas Cobranza en Lima y Nueva York. Asimismo, el envio de notificaciones a los clientes del CLIENTE instruyendolos para que realicen sus pagos en las Cuentas Cobranza y el consentimiento escrito por parte de aquellos de cumplir con dichas instrucciones.

8.2. INEXISTENCIA DE CIRCUNSTANCIAS QUE PUEDAN AFECTAR EL SISTEMA FINANCIERO.- Que no se hayan producido, desde la fecha de suscripcion del presente contrato, circunstancias o situaciones que, a criterio y discrecion del BANCO, afecten o puedan afectar en forma negativa (i) el sistema financiero peruano, (ii) el sistema financiero internacional, (iii) el entorno politico o economico del Peru, o (iv) las politicas tributarias o monetarias del gobierno peruano, sus leyes y regulaciones.

8.3. CUMPLIMIENTO DE OBLIGACIONES DEL CLIENTE.- Que el CLIENTE se encuentre en cumplimiento de todas sus Obligaciones establecidas en el presente contrato, incluyendo las Obligaciones Financieras.

8.4. INEXISTENCIA DE CIRCUNSTANCIAS QUE PUEDAN AFECTAR LA CONDICION FINANCIERA DEL CLIENTE.- Que no se hayan producido, desde la fecha de celebracion del presente contrato, circunstancias o situaciones que, a criterio y discrecion del BANCO, afecten o puedan afectar de manera sustancial (i) la capacidad de repago del prestamo por parte del CLIENTE, o (ii) los negocios, operaciones, propiedad, activos o pasivos del CLIENTE.

8.5. INEXISTENCIA DE ACCION GUBERNAMENTAL.- Que el Gobierno peruano no haya promulgado legislacion ni haya tomado, desde la fecha de celebracion del presente contrato, accion alguna que, a criterio y discrecion del BANCO, pueda limitar la exportacion, por parte del CLIENTE, de sus productos.

8.6. INEXISTENCIA DE ALGUN EVENTO DE INCUMPLIMIENTO.- Que, a la fecha del respectivo desembolso, no se haya producido Evento de Incumplimiento alguno.

8.7. DECLARACIONES Y GARANTIAS.- Que las declaraciones y garantias hechas por el CLIENTE en la Clausula Novena del presente contrato, y en los Contratos de Garantia, sean correctas y completas en todo aspecto en y desde el momento del desembolso, a menos que el defecto en tal declaracion o garantia no pueda, razonablemente, causar un Efecto Material Adverso en la situacion del CLIENTE, y siempre y cuando tal declaracion o garantia haya sido cierta y completa en todos sus aspectos en la fecha en que fue hecha.

8.8.      INEXISTENCIA DE EFECTO MATERIAL ADVERSO.-    Que, a la fecha del
respectivo desembolso, no haya ocurrido evento o circunstancia alguna que resulte o pueda, razonablemente, resultar en un Efecto Material Adverso para EL CLIENTE.

8.9. CNSCRIPCION DEL CONTRATO DE PRENDA DE MINERALES.- Que se haya inscrito en el Registro Publico de Mineria el Contrato de Prenda de Minerales otorgado por EL CLIENTE a favor


NOVENTA:  DECLARACIONES Y GARANTIAS

EL CLIENTE declara y garantiza al BANCO que:

9.1. ORGANIZACION Y CALIFICACION.- EL CLIENTE es una Sociedad Comercial de Responsabilidad Limitada organizada y en existencia bajo la legislacion peruana, que esta facultada, bajo las leyes peruanas, para ser propietaria de sus bienes y llevar a cabo sus actividades ordinarias.

9.2. PODERES Y AUTORIZACIONES.- EL CLIENTE posee y ha otorgado a sus representantes todos los poderes y autorizaciones necesarias para suscribir este contrato, y los Contratos de Garantia y para cumplir todas las obligaciones asumidas en cada uno de ellos.

9.3.      CUMPLIMIENTO FORZOSO.-   Este contrato, y los Contratos de Garantia
constituyen obligaciones validas y vinculantes, de cumplimiento forzoso para EL CLIENTE, salvo por lo dispuesto en la legislacion aplicable en materia de quiebra, insolvencia y reestructuracion patrimonial.

9.4.      AUTORIZACIONES GUBERNAMENTALES.-    EL CLIENTE cuenta con tTodas las
autorizaciones gubernamentales necesarias, bajo la legislacion vigente, para cumplir con el presente contrato y los Contratos de Garantia y para cumplir con las obligaciones asumidas en cada uno de ellos; que las mismas se encuentran en vigencia y no estan sujetas a condicion o requerimiento alguno. Cualquier autorizacion que EL CLIENTE requiera desde la fecha de suscripcion del presente contrato sera obtenida por este oportunamente.

9.5. INEXISTENCIA DE CONFLICTOS.- La suscripcion y ejecucion, por parte del CLIENTE del presente contrato, y de los Contratos de Garantia, (i) no esta en conflicto ni crea una situacion de incumplimiento con respecto a (a) cualquiera de los terminos, condiciones o provisiones de los estatutos y demas documentos de constitucion del

CLIENTE, (b) alguna ley o regulacion que le sea aplicable, o alguna sentencia, mandato judicial o decreto de alguna corte o autoridad pertinente, (c) algun acuerdo o contrato en que EL CLIENTE es parte o por el cual esta obligado; (ii) ni puede resultar en la creacion o imposicion de algun gravamen, carga o afectacion sobre alguna propiedad del CLIENTE, salvo que tal gravamen, carga o afectacion no pueda, razonablemente, causar un Efecto Material Adverso en la situacion del CLIENTE y haya sido debidamente informado al BANCO con anterioridad a la fecha de suscripcion de este contrato.

9.6. SITUACION LEGAL.- EL CLIENTE no se encuentra en situacion de incumplimiento bajo ley o regulacion alguna que le sea aplicable, sentencia, mandato judicial o decreto de alguna corte o autoridad pertinente, salvo que tal situacion no pueda, razonablemente, causar un Efecto Material Adverso en la situacion del CLIENTE y haya sido debidamente informado al BANCO con anterioridad a la fecha de suscripcion de este contrato.

9.7. ESTADOS FINANCIEROS.- EL CLIENTE ha puesto a disposicion del BANCO sulos Estados Financieros al 31 de diciembre de 1997, debidamente auditados. Toda esta informacion financiera es correcta y completa, y refleja de manera precisa la condicion financiera del CLIENTE. A la fecha de la suscripcion del presente contrato, EL CLIENTE no posee pasivos directos o contingentes mas que los (i) referidos o reflejados en los mencionados estados financieros en tales fechas, (ii) emergentes del presente contrato y de los Contratos de Garantia, o
(iii) aquellos comunicados al BANCO. A la fecha de la suscripcion del presente contrato, no ha ocurrido ningun cambio sustancial que sea adverso para la condicion financiera consolidada del CLIENTE de aquella condicion financiera reflejada en los estados financieros al 31 de diciembre de 1997.

9.8.      PROCESOS JUDICIALES.     - A excepcion de lo revelado al BANCO antes
de la suscripcion del presente contrato, no existe accion, investigacion, demanda o proceso judicial alguno pendiente o, a conocimiento de algun funcionario o empleado del CLIENTE, no existe demanda o reclamo escrito alguno contra EL CLIENTE o sus bienes, en alguna corte, comision o comite gubernamental, junta, agencia gubernamental o arbitro.

9.9.      REVELACION.-   A la fecha de la firma del presente contrato, las
declaraciones hechas por EL CLIENTE en este documento y en los Contratos de Garantia, no incluyen declaracion falsa de algun hecho ni omiten algun hecho material que pueda generar que la informacion proporcionada por EL CLIENTE conduzca al BANCO a incurrir en error. A la fecha de suscripcion del presente contrato, no existe hecho alguno conocido por EL CLIENTE que no haya sido revelado al BANCO, y que puede resultar en un Efecto Material Adverso para EL CLIENTE.

9.10. INEXISTENCIA DE CASOS FORTUITOS Y FUERZA MAYOR.- Los negocios y propiedades del CLIENTE no han sido afectados por fuego, explosion, accidentes, huelgas, paros forzosos o cualquier otro problema laboral, sequia, tormenta, granizo, terremotos, embargos, o por cualquier otra circunstancia que, de manera razonable, pueda causar un Efecto Material Adverso al CLIENTE.

9.11. INEXISTENCIA DE DANOS AL MEDIO AMBIENTE.- EL CLIENTE opera su negocio cumpliendo todas las normas de la legislacion y regulacion ambiental aplicables a las actividades minero-metalurgicas, asi como todos los terminos y condiciones del Programa de Adecuacion al Medio Ambiente (PAMA) que ha presentado al Ministerio de Energia y Minas. Ningun material danino, toxico o peligroso, asi definido por dichas normas, ha sido o es vertido, arrojado, esparcido o librado por EL CLIENTE en violacion de alguna norma de la legislacion o regulacion ambiental minero-metalurgica, salvo que acciones apropiadas y aceptadas por las autoridades gubernamentales correspondientes y reveladas al BANCO esten siendo tomadas para remediar esta situacion. EL CLIENTE no ha transportado ni transporta material danino, toxico o peligroso alguno, asi definido por las normas antes mencionadas, salvo que acciones apropiadas y aceptadas por las autoridades gubernamentales correspondientes y reveladas al BANCO esten siendo tomadas para remediar esta situacion.

9.12.     IMPUESTOS.-    EL CLIENTE ha preparado, suscrito y presentado ante la
autoridad competente los formularios de todos los tributos e impuestos a los que esta obligado legalmente y ha pagado los mismos, excepto aquellos que: (i) estan siendo reclamados por EL CLIENTE a traves de los recursos impugnativos apropiados y (ii) sobre los cuales, en los libros contables del CLIENTE, se han hecho las provisiones y reservas correspondientes. No existe procedimiento o disputa alguna pendiente entre EL CLIENTE y autoridad gubernamental alguna en materia de tributos e impuestos, distinto(a) de aquellos(as) detallados(as) en el Anexo II, que forma parte integrante de este contrato.

9.13.     INMUNIDAD.-    EL CLIENTE no posee inmunidad respecto de la
jurisdiccion y competencia de corte, juzgado, arbitro o tribunal alguno o respecto de algun proceso legal o demanda.

9.14. RANGO.- Todas las obligaciones que el CLIENTE asume bajo el presente contrato son obligaciones de primer rango para EL CLIENTE y, por lo tanto, tienen preeminencia respecto de las otras obligaciones, directas o indirectas, presentes o futuras, del CLIENTE. En tal sentido, las obligaciones que pudieran derivarse para EL CLIENTE de la garantia otorgada a la Emision de Pagares (SENIOR NOTES) efectuada por Doe Run Resources Corporation en Marzo de 1998, estaran contractualmente subordinadas respecto de las obligaciones que EL CLIENTE asume en virtud de este contrato.


DECIMA:        OBLIGACIONES

Por medio de la presente Clausula, EL CLIENTE asume ante EL BANCO las siguientes
Obligaciones:

10.1 OBLIGACIONES FINANCIERAS

(i) Enviar al BANCO, con una anticipacion no menor de sesenta (60) dias a la fecha prevista para incurrir en una deuda adicional, diferente a una Deuda Permitida, un certificado suscrito por su Gerente Financiero: (a) senalando que se encuentra cumpliendo con el Ratio de Cobertura de las Obligaciones Fijas Consolidadas; (b) describiendo en detalle la naturaleza de dicha deuda adicional, incluyendo, pero sin limitarse a, una mencion respecto al uso de los fondos, el acreedor, el plazo de la deuda, el programa de amortizaciones, el monto del principal e intereses, la garantia, si la hubiere, y cualquier otra informacion que EL CLIENTE considere importante para entender los alcances de dicha deuda adicional; y (c) proyectando en detalle un calculo del Ratio de Cobertura de las Obligaciones Fijas Consolidadas determinado en una base proforma (Pro Forma Basis) como si la propuesta deuda adicional hubiese sido incurrida en el primer dia del ultimo trimestre fiscal y, en adelante, por cada trimestre fiscal durante los cuales este pendiente de pago.

(ii) Enviar al BANCO, dentro de los diez (10) dias utiles posteriores a cada trimestre fiscal, un certificado suscrito por su Gerente Financiero certificando que EL CLIENTE cumple con el Patrimonio Neto Consolidado Minimo.

10.2.     INFORMACION.

(i) VERACIDAD.- Proporcionar informacion correcta y completa al formular la solicitud de credito y, en todo momento, a lo largo de la vigencia del presente contrato.

(ii) INFORMACION FINANCIERA.- Remitir al BANCO o a quien este designe, informacion financiera completa, asi como una version auditada de la misma al cierre de cada ejercicio y en un plazo no mayor de ciento veinte (120) dias calendario del cierre respectivo, obligandose a comunicar prontamente al BANCO,
o a quien este designe, cualquier hecho o circunstancia que pudiere dar origen a un deterioro sustancial en los ingresos, utilidades, capacidad de pago y/o situacion financiera del CLIENTE. Asimismo, remitir al BANCO o a quien este designe una version no auditada de los estados financieros del CLIENTE al cierre de cada trimestre del ejercicio.

(iii) INFORMACION ADICIONAL.- Remitir al BANCO, tan pronto como sea posible luego de su solicitud, cualquier informacion adicional relacionada con el presente contrato, con los Contratos de Garantia y con la capacidad del CLIENTE de cumplir con las obligaciones asumidas en virtud de dichos documentos.

10.3. NOTIFICACION DE EVENTOS EXTRAORDINARIOS.- Notificar prontamente al BANCO sobre la ocurrencia de alguno de los siguientes eventos, incluyendo una descripcion sobre su naturaleza y las acciones que EL CLIENTE planea tomar al respecto: (i) algun Evento de Incumplimiento, y/o (ii) algun litigio, arbitraje
o procedimiento administrativo en los que EL CLIENTE sea parte y que, de ser resuelto en forma desfavorable para EL CLIENTE, pueda tener un Efecto Material Adverso para EL CLIENTE.

10.4.     MANTENIMIENTO DE LIBROS Y RREGISTROS CONTABLES.   .- Llevar sus libros
y registros de contabilidad de acuerdo con principios y practicas contables de aceptacion general en el Peru, comprometiendose ante EL BANCO a que los estados financieros anuales de la empresa seran dictaminados por una firma de auditores externos de reputacion



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internacional, debiendo poner en conocimiento del BANCO, en forma oportuna, los auditores seleccionados. Los registros deberan ser llevados con suficiente detalle para precisar las inversiones realizadas, el costo de ellas y, de ser el caso, el progreso de su ejecucion.

10.5. Inspeccion.- Permitir que el personal tecnico del BANCO, o el que este designe, pueda constatar la informacion proporcionada y la correcta aplicacion de los recursos concedidos en virtud de creditos y/o prestamos otorgados por EL BANCO al CLIENTE en el marco de este contrato, asi como realizar inspecciones a la planta y establecimientos del CLIENTE.

10.6. EXISTENCIA Y CAPACIDAD.- Mantener su existencia como Sociedad Comercial de Responsabilidad Limitada bajo las leyes peruanas.

10.7. NO PARTICIPACION EN ACTIVIDADES NO VINCULADAS Mantener el giro propio de su negocio y abstenerse de participar directa o indirectamente en actividades no vinculadas.

10.8. USO DE LOS RECURSOS..- Destinar los recursos de los creditos y/o prestamos, que EL BANCO le otorgue en el marco del presente contrato, al fin mencionado en la Clausula Tercera del presente contrato.

10.9.     MANTENIMIENTO DE ACTIVOS.-
Mantener en buenas condiciones la planta y otras areas productivas necesarias para el desarrollo de su objeto social y, cada cierto tiempo, efectuar las reparaciones y restituciones necesarias en tal sentido.

10.10 LIMITACION EN LA DISPOSICION DE ACTIVOS.- Abstenerse, durante la vigencia del presente prestamo, de vender, arrendar, traspasar o ceder el uso de los activos fijos necesarios para mantener la produccion y ventas de la empresa estimadas en la solicitud de credito presentada al BANCO, a menos que hayan sido repuestos o vayan a ser repuestos a satisfaccion del BANCO y hubiese autorizacion expresa y por escrito del BANCO en tal sentido y salvo por los bienes que sean transferidos por EL CLIENTE en el marco de los Contratos de Lease-back que pretende celebrar en el futuro, incluyendo aquellos celebrados con el BANCO al amparo de lo dispuesto en los numerales 10.19 de esta Clausula Decima y 1.2 (iii) de la Clausula Primera de este contrato. EL BANCO se compromete a hacer sus mejores esfuerzos para dar respuesta a la referida solicitud en un plazo maximo de diez (10) dias utiles de presentada la misma.

10.11.    AUTORIZACIONES GUBERNAMENTALES.-    Mantener vigentes, durante el
plazo de vigencia del presente contrato, todas las licencias, permisos y, en general, cualquier autorizacion que resulte necesaria para el normal desenvolvimiento de sus actividades y la ejecucion del presente contrato.

10.12. . IMPUESTOS.- Cumplir con pagar todos los tributos e impuestos que le correspondan de acuerdo con la legislacion vigente, excepto aquellos que estan siendo cuestionados y/o reclamados por EL CLIENTE a traves de los recursos impugnativos apropiados y respecto de los cuales se han hecho las reservas y provisiones correspondientes, en los libros y registros contables del CLIENTE.

10.13. ABSTENCION D FUSIONES O ESCISIONES.- Abstenerse de participar en procesos de fusion o escision y no vender ni transferir todos o una parte sustancial de sus activos fijos a persona alguna, ni adquirir todos, o sustancialmente todos, los activos de persona alguna, sin previa autorizacion expresa y por escrito del BANCO.

10.14. CUMPLIMIENTO DE LA LEY.- Mantenerse al dia en el cumplimiento de sus obligaciones fiscales, laborales, incluyendo aquellas derivadas de la legislacion sobre seguridad social y administracion privada de fondo de pensiones, asi como con las demas aspectos de la legislacion peruana o extranjera que le sea aplicable y de cualquier regulacion al respecto, a menos que la necesidad de cumplir con tal legislacion o regulacion este siendo debatida y/o cuestionada por EL CLIENTE, de buena fe, a traves de los medios apropiados y haya sido provisionada en los libros y registros contables del CLIENTE.

10.15.    CUMPLIMIENTO DE LA LEGISLACION AMBIENTAL.-   Sin perjuicio de la
obligacion contemplada en el numeral anterior, cumplir con todas y cada una de las obligaciones de la legislacion ambiental minero-metalurgica vigente; debiendo, para tal efecto, realizar los estudios y cumplir con los requisitos establecidos en las leyes y reglamentos respectivos.

10.16. INEXISTENCIA DE CONTRATOS DE COBERTURA (HEDGING AGREEMENTS) CON FINES ESPECULATIVOS.- Abstenerse de celebrar contratos de cobertura con fines especulativos, que no tengan por objeto esencial protegerse ante la eventual fluctuacion en el mercado de los precios de los minerales que produce y vende.

10.17. TRANSACCIONES Y CONTRATOS CON PERSONAS AFILIADAS O VINCULADAS.- Abstenerse de celebrar con empresas o personas vinculadas, transacciones en condiciones menos ventajosas de aquellas que se obtendrian en caso la transaccion fuera celebrada con terceras personas no relacionadas. Quedan excluidas de la limitacion a que se refiere este numeral las obligaciones que tiene EL CLIENTE con personas afiliadas o vinculadas y que se encuentran detalladas en el Anexo III que forma parte integrante de este contrato.

10.18. OBLIGACIONES.- Cumplir, en o antes de la fecha de vencimiento, todas las obligaciones que haya asumido en virtud de este u otros contratos que tenga celebrados, y cuyo incumplimiento podria resultar, a criterio y discrecion del BANCO, en un Efecto Material Adverso para EL CLIENTE, a menos que dicho cumplimiento: (i) este siendo debatido o reclamado por EL CLIENTE, de buena fe, a traves de los medios apropiados y (ii) sobre los cuales, en los libros contables del CLIENTE, se han hecho las reservas y provisiones correspondientes.

10.19. LIMITACION EN LA ASUNCION DE DEUDAS Y OBLIGACIONES FINANCIERAS.- Abstenerse de asumir, crear o incurrir en alguna deuda u obligacion financiera diferente a una Deuda Permitida, salvo que cuente con la autorizacion previa y por escrito del BANCO, para lo cual antes de incurrir en dicha deuda u obligacion financiera


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adicional, EL CLIENTE enviara al BANCO el certificado que se menciona en el numeral 10.1(i) de esta Clausula Decima. EL BANCO se compromete a hacer sus mejores esfuerzos para comunicar al CLIENTE con prontitud, pero en todo caso con una anticipacion minima de treinta (30) dias calendario a la fecha propuesta para incurrir en dicha deuda u obligacion financiera adicional, su aprobacion o desaprobacion a dicha propuesta de deuda adicional, basado en un analisis razonable. En caso EL BANCO desapruebe la deuda adicional propuesta, EL CLIENTE estara impedido de incurrir en la misma, bajo apercibimiento de considerarse un Evento de Incumplimiento.

10.20.    LIMITACION EN GRAVAMENES.-    Abstenerse de crear o asumir gravamenes
sobre alguno de sus bienes, activos o derechos contractuales, presentes o futuros, salvo que se trate de:

(i) Gravamenes especificamente creados, requeridos o permitidos por el presente contrato o los Contratos de Garantia; y

(ii) Gravamenes impuestos por alguna autoridad u organo gubernamental por concepto de impuestos o contribuciones.


10.21. CERTIFICADO INDICANDO EL MONTO BASE DEL PRESTAMO.- Enviar al BANCO un Certificado suscrito por su Gerente Financiero estableciendo el Monto Base del Prestamo con efectos al dia vigesimo de cada mes calendario, asi como el detalle de las cuentas que sirvieron para la determinacion del mismo; teniendo esta informacion el caracter de declaracion jurada. Este Certificado debera ser entregado por EL CLIENTE al BANCO dentro de los cinco (5) dias utiles siguientes al vigesimo dia de cada mes calendario. Este Certificado estara vigente por el mes calendario siguiente contado a partir del vigesimo dia de cada mes, salvo que en el interin EL CLIENTE presente al BANCO un nuevo Certificado en reemplazo de aquel, en cuyo caso este nuevo Certificado estara vigente por los dias que resten hasta el vigesimo dia del mes calendario.

10.22. LIMITACION EN LA DISTRIBUCION DE DIVIDENDOS.- Abstenerse de distribuir dividendos o pagar deudas subordinadas, en caso se produzca un Evento de Incumplimiento o en caso de encontrarse en mora en sus obligaciones contractuales con el BANCO.


DECIMO PRIMERA:          EVENTOS DE INCUMPLIMIENTO

Las partes convienen que cada una de las siguientes circunstancias constituy un Evento de Incumplimiento:

11.1. INCUMPLIMIENTO EN LA OBLIGACION DE PAGO.- Si EL CLIENTE incumple en el pago de (i) algun monto correspondiente al principal o intereses de alguno de los prestamos y/o creditos otorgados bajo el presente contrato,, (ii) alguna comision,honorario o gasto que deba pagar y/o reembolsar en virtud del presente contrato o los Contratos de Garantia, o (iii) cualquier otra obligacion asumida bajo el presente contrato, o los Contratos de Garantia.

11.2.     FALSEDAD DE ALGUNA DECLARACION O GARANTIA.- Si es, o deviene en, falsa
o incompleta alguna de las declaraciones o garantias hechas por EL CLIENTE en el presente contrato, o en los Contratos de Garantia, y tal circunstancia continua sin ser corregida por un plazo de quince (15) dias calendario desde la fecha de notificacion notarial en tal sentido enviada por el BANCO.

11.3.     INCUMPLIMIENTO DE OBLIGACION.-     Si EL CLIENTE incumple una
cualesquiera de las obligaciones asumidas bajo el presente contrato o los Contratos de Garantia, distinta a la Obligacion de Pago referida en el numeral
11.1 de esta Clausula Decimo Primera, y tal incumplimiento no es corregido (si tal incumplimiento es susceptible de correccion) dentro de los quince (15) dias calendario siguientes a la notificacion en tal sentido enviada por el BANCO, o si EL CLIENTE incurre en deuda u obligacion financiera adicional sin contar con la autorizacion previa y por escrito del BANCO.

11.4. INCUMPLIMIENTO DE OBLIGACION FINANCIERA.- Si EL CLIENTE incumple alguna de las Obligaciones Financieras descritas en el numeral 10.1 de la Clausula Decima de este contrato y tal incumplimiento no es remediado dentro de los treinta (30) dias calendario siguientes a la notificacion notarial en tal sentido enviada por el BANCO.

11.5. QUIEBRA O INSOLVENCIA.- Si EL CLIENTE inicia o le es iniciado un procedimiento de quiebra, insolvencia o reestructuracion patrimonial, y tal procedimiento no es declarado inadmisible dentro de los treinta (30) dias calendario siguientes a su inicio.


11.6. INCUMPLIMIENTO DE OBLIGACIONES CONTEMPLADAS EN OTROS CONTRATOS (CROSS DEFAULT).- Si EL CLIENTE incumple alguna de las obligaciones asumidas en virtud de otro contrato de financiamiento que tiene celebrado y dicho incumplimiento origina la resolucion o el vencimiento anticipado del plazo para el cumplimiento de sus obligaciones derivadas de dicho contrato.

11.7. INVALIDEZ DE LOS CONTRATOS DE GARANTIA.- Si alguno de los Contratos de Garantia es rescindido, se resuelve o deja de (i) crear una garantia valida y completa sobre la propiedad sujeta a dicha garantia, con la prioridad otorgada en ella, o (ii) encontrarse en total vigencia yo vigor, por haber sido declarado ineficaz y sin valor.

11.8. AUTORIZACIONES GUBERNAMENTALES.- Si cualquier autorizacion gubernamental que pueda ser requerida por EL CLIENTE con respecto al presente contrato, o a los Contratos de Garantia, deja de estar en total vigencia y eficacia.

11.9. CAMBIO EN EL ACCIONARIADO.- Si Doe Run Resources Corporation deja de poseer, directa o indirectamente, el 66.66% del accionariado en Doe Run Peru, salvo que cuente con la aprobacion del BANCO.

11.10. EXPROPIACION.- Si en fecha posterior a la suscripcion del presente contrato el gobierno peruano realiza cualquier acto que, a criterio y discrecion del BANCO, (i)


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pueda resultar en la privacion de alguno de sus derechos como acreedor bajo el presente contrato o los Contratos de Garantia, o (ii) confisque, expropie o nacionalice la propiedad o control del CLIENTE sobre los bienes materia del presente contrato, o de los Contratos de Garantia.

11.11. VIOLENCIA POLITICA.- Si en fecha posterior a la suscripcion del presente contrato, ocurre algun acto de guerra (declarada o no declarada), guerra civil, revolucion, insurreccion o terrorismo en la Republica del Peru, que tenga un Efecto Material Adverso en la habilidad del CLIENTE para cumplir con sus obligaciones bajo el presente contrato, y los Contratos de Garantia.


DECIMO SEGUNDA:     CONSECUENCIAS DEL EVENTO DE INCUMPLIMIENTO

12.1 En caso de producirse uno cualesquiera de los Eventos de Incumplimiento descritos en la Clausula anterior, EL BANCO podra, de pleno derecho, declarar resuelto el presente contrato, de conformidad con lo dispuesto en el Articulo 1430 del Codigo Civil, mediante comunicacion escrita enviada por la via notarial al CLIENTE, acompanando estado de cuenta del saldo deudor; entendiendose resuelto el presente contrato, sin necesidad de otra comunicacion
o formalidad alguna, dandose por vencido el plazo y exigiendose el pago inmediato de las sumas adeudadas; en cuyo caso EL BANCO tendra derecho de ejecutar y/o demandar judicialmente la cancelacion del integro de las sumas adeudadas, asi como a ejecutar las garantias a que se refiere la Clausula Decimo Cuarta de este contrato. La demora por parte del BANCO en el ejercicio de este derecho no significara en ningun caso la presuncion de renuncia al mismo.

12.2 En caso de producirse el supuesto contemplado en el numeral anterior y en tanto EL BANCO no cobre el integro de lo que le adeude EL CLIENTE, seran aplicables a la referida deuda los intereses compensatorios y moratorios a las tasas mas altas que EL BANCO tenga establecidas.


DECIMO TERCERA:     DE LA MONEDA Y LA FORMA DE PAGO DE LAS OBLIGACIONES

13.1 Es condicion de este contrato y especialmente respecto del pago del capital y de los intereses compensatorios y moratorios, de las comisiones y demas gastos, servicios, tributos e impuestos a que hubiere lugar, que todos los pagos deberan efectuarse en la misma moneda extranjera en que se han pactado y otorgado los prestamos y/o creditos, de conformidad con la salvedad establecida en el articulo 1237 del Codigo Civil.

13.2 Para tal efecto, EL CLIENTE pondra a disposicion del BANCO, en forma oportuna, los fondos suficientes para atender integramente los pagos. Por medio del presente documento, EL CLIENTE autoriza de manera irrevocable al BANCO a realizar los cargos correspondientes a los importes adeudados, procediendo EL

BANCO a cargar dichos importes en cualquiera de sus cuentas mantenidas en cualesquiera de sus Sucursales, ya sea en el pais o en el exterior, o aplicar los fondos en cualquier moneda que tuviese en su poder para serle acreditados al CLIENTE, sin necesidad de autorizacion previa ni conformidad posterior del mismo. EL BANCO tambien tendra derecho a retener y aplicar a la amortizacion y/o cancelacion de lo que EL CLIENTE le adeudare toda suma, deposito o valor de cualquier naturaleza que por cualquier causa tenga en su poder y este destinado a serle acreditado o entregado.

13.3 EL BANCO queda expresamente autorizado por EL CLIENTE para que por su cuenta y orden adquiera en el mercado cambiario que legalmente este disponible, la moneda extranjera necesaria que aplicara a la amortizacion y/o cancelacion de lo adeudado, de acuerdo al presente contrato, con cargo a cualquiera de las cuentas en moneda nacional que EL CLIENTE tuviese en dicha institucion financiera o cualquiera de sus filiales o subsidiarias, de ser el caso.


DECIMO CUARTA:      GARANTIAS

En garantia del cumplimiento de las obligaciones que asume en virtud de este contrato, EL CLIENTE se obliga a otorgar a favor del BANCO las siguientes garantias que se regiran por sus respectivos contratos:

(i) Afectar y mantener afectado a favor del BANCO , en forma irrevocable e incondicional, el producto de las ventas que obtenga de contratos u operaciones de venta de sus productos, asi como las cobranzas que de ellos se generen, otorgando en garantia las ccuentas cobranza, locales
          o extranjeras, en las que sus clientes depositen el precio de compra; para lo cual EL CLIENTE procedera a suscribir el Contrato de Garantia correspondiente.

(ii) Otorgar a favor del BANCO primera y preferencial Prenda de Minerales sobre la totalidad de los concentrados, materias primas, productos en proceso y productos finales mantenidos y/o elaborados por EL CLIENTE; para lo cual procedera a firmar el Contrato de Garantia correspondiente.


DECIMO QUINTA:      INDEMNIZACION

Por la presente Clausula, EL CLIENTE se obliga a indemnizar al BANCO y a sus Directores, funcionarios y empleados (en adelante en esta Clausula "las Partes Indemnizables") por cualquier perdida, dano o gasto en que una cualesquiera de las Partes Indemnizables sufra o incurra como consecuencia del presente contrato, incluyendo, pero no limitado a, honorarios profesionales de abogados y gastos surgidos de la transaccion celebrada, a menos que dicha perdida, dano o gasto sea consecuencia de la culpa o dolo de dicha Parte Indemnizable.

DECIMO SEXTA:       CESIONES Y PARTICIPACIONES


Por la presente EL CLIENTE conviene y acepta expresamente que EL BANCO podra ceder y/o participar la Linea de Credito que le otorga en virtud del presente contrato con terceras instituciones financieras de primer orden, ya sean peruanas o extranjeras. Por excepcion y solo en el caso de cesiones a terceras instituciones financieras en virtud de las cuales EL BANCO deje de estar obligado parcialmente frente al CLIENTE por la Linea de Credito, sera necesario el consentimiento previo del CLIENTE respecto de la institucion financiera cesionaria; el mismo que no podra ser irrazonablemente retenido (dejado de otorgar) por EL CLIENTE.

Igualmente, EL CLIENTE acepta que los recursos del presente prestamo podran ser obtenidos por EL BANCO de instituciones financieras de primer orden del exterior, motivo por el cual debera colaborar razonablemente con EL BANCO haciendo su mayor esfuerzo a fin de proveer diligentemente toda la informacion que sea razonablemente solicitada por la(s) referida(s) institucion(es) para la evaluacion economico-financiera de la empresa.


DECIMO SETIMA:      COSTOS Y GASTOS

17.1 Todos los costos y gastos que se originen para EL BANCO como consecuencia de la preparacion, negociacion y celebracion del presente contrato, incluyendo, pero no limitandose, a los honorarios profesionales de abogados, los gastos del due dilligence, los gastos derivados de la participacion y/o sindicacion del BANCO y las comisiones que cobren los bancos en los que se establezcan las Cuentas-cobranza, como consecuencia de este contrato, seran asumidos y pagados por EL CLIENTE.

17.2 Asimismo, seran asumidos y pagados por EL CLIENTE todos los gastos judiciales y extrajudiciales que pudieran originarse como consecuencia del cobro de las sumas que EL CLIENTE pudiera adeudar al BANCO en virtud del presente contrato y/o de la ejecucion de los Contratos de Garantia.

17.3. Igualmente seran asumidos y pagados por EL CLIENTE las comisiones y gastos que pudieran cobrar al BANCO los bancos corresponsales que participen de una u otra manera en las Cartas de Credito emitidas por el BANCO, a que se refiere el numeral (ii) de la Clausula 3.4 de este documento. EL BANCO se compromete a entegar al CLIENTE una copia de la evidencia de la liquidacion que le haga(n) llegar el(los) banco(s) corresponsal(es)

17.4. Sin perjuicio de lo senalado en los parrafos anteriores, seran asumidos por EL CLIENTE todos los demas costos y gastos que se deriven del presente contrato, incluyendo los gastos notariales derivados de la elevacion a Escritura Publica de este documento, asi como los de un Testimonio y una Copia Simple del mismo para EL BANCO.

DECIMO OCTAVA:      IMPUESTOS

Las partes acuerdan que todos los pagos a ser efectuados por EL CLIENTE al BANCO en virtud del presente contrato deberan ser efectuados libres de todo tributo, impuesto, contribucion o carga que afecte o pudiera afectar en el futuro a los mismos.


DECIMO NOVENA:      NOTIFICACIONES

Cualquier notificacion, solicitud, demanda, consentimiento, designacion, direccion, instruccion, certificado u otra comunicacion a ser dada bajo el presente contrato, debera ser dada por escrito o enviada por facsimil (con confirmacion escrita de recepcion, confirmacion que puede ser hecha por facsimil) a la direccion y numero de facsimil abajo indicadas del CLIENTE y del BANCO y cuando sea requerido por la ley peruana, a las direcciones del CLIENTE y del BANCO indicadas en la introduccion de este Contrato, o a cualquier otra direccion que sea comunicada por escrito para tal efecto por el CLIENTE y el
BANCO:

CLIENTE   DOE RUN PERU S.R.L
Atencion:      Sres. Kenneth Richard Buckley y Henry Eric Peitz
Direccion:     Av. Victor Andres Belaunde 147, Via Principal 155,
               Centro Empresarial Real - Torre Real 3, Piso 9,
               San Isidro
Facsimil:      215-1235
               215-1281

BANCO     BANCO DE CREDITO DEL PERU
Atencion:      Sr. Giorgio Badani - Banca Corporativa
               Sra. Marcela Parodi - Area de Operaciones Internacionales
Direccion:     Centenario 156, Las Laderas de Melgarejo
               La Molina
Facsimil:      349-0794
               426-5644


VIGESIMA:           LEGISLACION APLICABLE

En todo lo no previsto en este documento, el presente Contrato se rige por las Legislacion de la Republica del Peru.


VIGESIMO PRIMERA:   ARBITRAJE

21.1 Las partes acuerdan expresamente que cualquier conflicto o controversia que pudiera surgir entre ellas como consecuencia de la interpretacion o ejecucion de este Contrato, incluidas las relacionadas con su nulidad e invalidez, seran resueltas mediante arbitraje de derecho, a cargo de un Tribunal Arbitral compuesto por tres miembros que necesariamente deberan ser abogados colegiados, realizado conforme al Reglamento de Conciliacion y Arbitraje Nacional e Internacional de la Camara de Comercio de Lima.

21.2 El Tribunal Arbitral estara constituido de la siguiente manera: cada una de las partes designara a un arbitro y el tercero sera designado de comun acuerdo por los dos primeros, quien sera el Presidente del Tribunal Arbitral.

21.3 El arbitraje se llevara a cabo en la ciudad de Lima y la duracion del mismo no podra exceder los sesenta (60) dias utiles, contados a partir de la fecha de instalacion del Tribunal Arbitral hasta la expedicion del laudo respectivo.

21.4      El laudo del Tribunal Arbitral sera definitivo e inapelable.

21.5 Los gastos que ocasione el arbitraje seran de cargo de la parte perdedora.

21.6 En caso de que alguna(s) de las partes decidiera(n) interponer recurso de anulacion contra el laudo arbitral ante el Poder Judicial, debera constituir previamente a favor de la parte contraria una Carta Fianza otorgada por un Banco de primer orden con sede en Lima, equivalente a US$ 50,000.00 (CINCUENTA MIL DOLARES Y 00/100 DE LOS ESTADOS UNIDOS DE NORTEAMERICA), ejecutable en caso que dicho recurso, en fallo definitivo, no fuera declarado fundado. Dicha Carta Fianza debera estar vigente durante el tiempo que dure el proceso promovido.




Agregue usted senor Notario las demas Clausulas de Ley y eleve a Escritura Publica la presente Minuta.

Lima , 11 de junio de 1,998.





DOE RUN PERU S.R.L.                     BANCO DE CREDITO DEL PERU


/s/ Kenneth Buckley                     /s/ Jesus Antonio Zamora Leon

                                        /s/ Aida Lucia Ghiglino Zimic


          /s/ Guillermo Ferrero Alvarez Calderon
            GUILLERMO FERRERO ALVAREZ CALDERON
                         ABOGADO
                     REG. CAL. 26011


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                                                                    Exhibit 10.9
                                                                       (English)

Mr. NOTARY:

Kindly issue in your Registry of Public Deeds one containing the Contract for a Credit Line in Foreign Currency entered into by and between, on one part, the BANCO DE CREDITO DEL PERU, with Single Taxpayer's Registration Nr. 10004721, domiciled at Centenario Street Nr. 156, corner with Av. Huarochiri, Urb. Las Laderas de Melgarejo, La Molina, Lima, represented by Mr. Jesus Antonio Zamora Leon and Mrs. Aida Lucia Ghiglino Zimic, empowered by virtue of powers registered in entries 19-C and 32-C of filing card 117464 of the Government Registry of Commercial Concerns of Lima, respectively, hereinafter referred to as THE BANK, and on the other part, DOE RUN PERU S.R.L., with Single Taxpayer's Registration Nr. 37630381, domiciled at Av. Victor Andres Belaunde 147, Via Principal 155, Centro Empresarial Real - Torre Real 3, Piso 9, San Isidro, duly represented by Mr. Kenneth Richard Buckley, empowered by virtue of a power-of-attorney granted by the General Meeting of Partners on May 15, 1998, hereinafter referred to as THE CLIENT, under the following terms and conditions:

FIRST          DEFINITIONS

The terms that appear below in this contract will have the indicated definitions:


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1.1  GUARANTEE CONTRACTS.- These are the Ore Collateral Contract and the
Contract of Pledging as a Guarantee for Payments and/or Collections and for Collection Accounts signed by THE CLIENT in favor of the BANK on the date of the execution of this contract.

1.2 AUTHORIZED DEBT.- This is the debt or financial obligation which consists in:

(i) debts and financial obligations of the CLIENT derived from this contract;

(ii) debts and financial obligations that appear in the quarterly Financial Statements of the CLIENT at the end of the quarter before the date of the signing of this contract;

(iii) debts and financial obligations derived from the Leasing and Lease-back Contracts entered into by the CLIENT after the date of the signing of this contract, provided that the amount owed as principal for those obligations does not jointly exceed US$20'000,000.00;

(iv) debts and financial obligations derived from Hedge Agreements entered into by THE CLIENT to protect itself against possible variations in interest rates provided that the amount owed as principal in those agreements does not exceed the amount owed as principal in the contracts which it protects and the obligations derived from the Hedge


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          Agreements entered into in the normal course of business that are solely related to the sale of the CLIENT's local production;

(v) debts and financial obligations incurred in the renewal, extension, substitution and/or refinancing of any debt mentioned in sections (i),
          (ii) and this same section (v) of this subclause, provided that that renewal, extension, substitution and/or refinancing be made under equal or more favorable terms and does not result in an increase in the amount of principal in an added form of the debts that are represented by those agreements;

(vi) debts and financial obligations that THE CLIENT may incur in the normal course of his business, such as commercial accounts, accumulated costs, payment of taxes, letters of guaranty to insure the payment of customs duties and leasing of equipment;

(vii) other debts and financial obligations that THE CLIENT may incur outside the Credit Line that is granted to it in accordance with this contract, provided that the amount of the principal of such debts and financial obligations does not jointly exceed the sum of US$5'000,000.00.


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1.7  MATERIALLY HARMFUL EFFECT FOR THE CLIENT.- This is any event or condition that causes a substantially harmful effect on (a) the business, (financial or other) condition, operations or properties of the CLIENT, (b) the capacity of the CLIENT to fulfill its obligations under this contract or under any of the Guarantee Contracts or (c) the rights created in the Guarantee Contracts.

1.8 EVENT OF DEFAULT.- These are the circumstances listed in detail in the Eleventh Clause of this contract, that result in the consequences mentioned in the Twelfth Clause of this contract.

1.9 FINAL EXPIRATION DATE.- This is the expiration date of the term for the use of the Credit Line as indicated in subclause 3.3 of the Third Clause of this contract.

1.10 EXPIRATION DATE.- It is the expiration date of each of the loans and/or credits granted by THE BANK in favor of the CLIENT within the framework of the Credit Line that is mentioned in this contract.

1.11 BASE AMOUNT OF THE LOAN.- This is the amount that results from the addition of the following accounts of the CLIENT's assets in the indicated percentages:
(i) 85% of the "Accounts Receivable of eligible buyers"; (ii) 70% of the "eligible inventory accounts of purchased concentrates"; (iii) 30% of the "eligible


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inventory accounts of raw materials and products in process" and (iv) 80% of the eligible inventory accounts of end products"; using for that purpose the definitions that are contemplated in the following paragraphs.

The "accounts receivable of eligible buyers" are understood to be that(those) account(s) of the CLIENT selected by THE BANK at its sole discretion to be included in the calculation of the Base Amount of the Loan. The amount of the discounts, reimbursements, deductions, claims, credits, charges, repayments or reductions shall be deducted from the nominal value of that (those) account(s) so as to determine the amount of that(those) account(s) that are to be computed. The respective conversion to the rate of exchange of sale on the date of the calculation shall be made for the purposes of calculating the value of that(those) account(s) that are to be calculated. Unless THE BANK determines otherwise, the "accounts receivable of eligible buyers" will not in any case be:

(i) those derived from the sale (s) made by THE CLIENT to his home office, subsidiary companies or affiliated companies. The latter shall be understood to be those that are under the control of or under mutual control with THE CLIENT:


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(ii)      those whose term of payment is more extensive that the term normally used by THE CLIENT in its commercial transactions;

(iii) those that are unpaid from more than sixty (60) days from their expiration date or more than ninety (90) days from their invoicing date;

(iv) those whose debtor has more than fifty per cent (50%) of its debts as ineligible in accordance with the criteria established in the foregoing section (iii);

(v) those that added to the other accounts of this same debtor exceed in their face value to 10% of all the outstanding accounts of the CLIENT but only with regard to the surplus;

(vi) those whose debtor is at the same time a creditor of THE CLIENT entitled to compensation or such debtor has claimed or argued his liability with regard to the account but only with regard to the amount on which the debtor is entitled to compensation or has claimed or argued THE CLIENT to obtain;

(vii) those whose debtor has voluntarily initiated or against whom proceedings for restructuring his equity, insolvency and/or bankruptcy, which has been wound up or dissolved, which


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          has suspended the development of its business or which has been declared to be insolvent;

(viii) those derived from a sale in which for some reason the debtor is entitled to recover the property or THE CLIENT has the obligation of repurchasing the same;

(ix) those derived from a sale with regard to which the merchandise has not yet been shipped and sent to the site designated by the debtor of the account or that does not represent a final sale;

(x) those with regard to which the debtor has handed over before to the account, an amount, a security or goods as a guarantee but only with regard to this amount, security or goods;

(xi) those that are illegal for some other reason or have been illegally established.

The "eligible inventory accounts of acquired concentrates" in the purchased concentrates' inventory of the CLIENT are understood to be the accounts that in the judgment and opinion of the BANK comply with the following requirements:

(i) consist in concentrates that are physically located or localized in the plants or establishments of THE CLIENT or in general deposit warehouses, the same that THE CLIENT shall specify in writing to THE BANK within the thirty (30) calendar days


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          following to the signing date of this contract and each of its anniversaries -except for the case of conveying an important part of these concentrates to places not specified by THE CLIENT to THE BANK in the indicated term, in which event THE CLIENT may be bound to give notice immediately to THE BANK indicating the place of destination-, or that having been deposited, localized or physically located in sites that are different from the aforementioned but always within the territory of the Republic of Peru may be freely inspected by THE BANK and on which there is no right or lien whatsoever in favor of the depositary;

(ii) is in good condition, not damaged nor obsolete and complies with all the standards established by any government authority that has faculty with regard to these goods, their use and/or sale and which is normally usable or salable in the normal course of business of THE CLIENT;

(iii)     is not a consigned inventory; and

(iv)      is marketable.

"Eligible inventory accounts or raw materials and products in process" in the inventory of raw materials and products in process of the CLIENT are understood to be:


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(A)  When dealing with raw materials, those that in the opinion and judgment of the BANK comply with the following requirements:

(i) consists in raw materials that have been localized or physically located in the plants or establishments of THE CLIENT or in general deposit warehouses, the same that THE CLIENT shall specify in writing to THE BANK within the thirty (30) calendar days following to the signing date of this contract and each of its anniversaries, except for the case of conveying an important part of these raw materials to places not specified by THE CLIENT to THE BANK in the indicated term, in which event THE CLIENT may be bound to give notice immediately TO THE BANK indicating the place of destination, or which being physically located or localized in sites different from those mentioned but always within the territory of the Republic of Peru may be freely inspected by THE BANK and are not encumbered with any lien or right whatsoever in favor of the depository;

(ii) are in good condition, not damaged nor obsolete and comply with all the standards established by any government authority that has faculty with regard to these goods, their use and/or


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          their sale and which are normally usable or salable in the normal course of business of THE CLIENT;

(iii)     are not consigned inventory; and

(iv)      are marketable; AND

(D) when dealing with products that are in process, complies in the BANK's judgment and discretion with the following requirements:

(ii)      they are products in process which are in good condition;

(iii)     they are salable, marketable and not obsolete;

(iv) they are physically localized or located in the plant and/or establishment of the CLIENT or in any other site authorized by THE BANK within the territory of the Republic of Peru and it is possible to separately identify them with regard to the other goods located in the aforementioned sites;

(v) are solely the property of the CLIENT who has a legitimate title to transfer the same; and

(vi) are free from any lien or measure that could affect the entitlement of the CLIENT.

"Eligible inventory accounts of end products" are understood to be the inventory of end products of the CLIENT that in the BANK's judgment and discretion complies with the following requirements:


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(i)       consists in end products that are physically located or localized in the plants or establishments of the CLIENT or in general deposit warehouses, the same that THE CLIENT shall specify in writing to THE BANK within the thirty (30) calendar days following to the signing date of this contract and each of its anniversaries, except for the case of conveying an important part of these end products to places not specified by THE CLIENT to THE BANK in the indicated term, in which event THE CLIENT may be bound to give notice immediately to THE BANK indicating the place of destination-, or which are physically located, deposited or localized in sites different from those mentioned but always within the territory of the Republic of Peru may be freely inspected by THE BANK and no lien or right whatsoever exists on them in favor of the depository;

(ii) are in good condition, not damaged nor obsolete and comply with all the standards established by any government authority that has faculty with regard to those goods, their use and/or their sale and which are normally usable or salable in the normal course of business of the CLIENT;

(iii)     are not consigned inventory; and

(iv)      are marketable.


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1.4  OBLIGATIONS.- They are generally the commitments, duties and obligations assumed by THE CLIENT with regard to the BANK due to this contract and particularly those commitments and obligations listed in detail in the Tenth Clause.

1.5 FINANCIAL OBLIGATIONS.- They are the commitments and obligations assumed by THE CLIENT with regard to the BANK in accordance with the provisions of subclause 10.1 of the Tenth Clause of this contract.

1.6 MINIMUM NET CONSOLIDATED PATRIMONY.- The Minimum Net Consolidated Patrimony of the CLIENT is of US$275'000,000.00 (TWO HUNDRED AND SEVENTY FIVE AND 00/100 MILLION AMERICAN DOLLARS); where the Consolidated Net Patrimony is the sum of
(i) all the items that in accordance with the Generally Accepted Accounting Principles (GAAP) in Peru appear as patrimony on its Balance Sheet and (ii) the amount that corresponds to the representative shares of the capital stock. For the purposes of determining the Minimum Net Consolidated Patrimony of Doe Run Peru, the amount of US$125 million which corresponds to the loan made by Doe Run Peru to Doe Run Mining will be deducted from the sum that results from the above formula or in case of pre payment or amortization, the lesser amount whose payment is outstanding as principal as well as the


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amount that corresponds to other loans and advances amongst affiliated companies.

1.7  HEDGE RATIO OF THE CONSOLIDATED FIXED OBLIGATIONS.- This is the Ratio of
2.25 to 1.0 as a minimum, determined on the basis of projections (PRO FORMA BASIS) for the Term of Utilization of the Credit Line; that is defined as the ratio OF (i) UAIIDA (as it is hereinafter defined within this same paragraph) during the four fiscal quarters prior to the date of the transaction that causes the calculation of the ratio to (ii) the sum of (A) cost due to interest, (B) amortization of the principal of due debts or debts payable, and (C) paid, accumulated and/or scheduled for payment financial obligations due to financial leasing determined on a consolidated basis in accordance with the Generally Accepted Accounting Principles (GAAP) in Peru; where the UAIIDA (Profit before taxes, Interest, Depreciation and Amortization) of a juridical person is the sum (without duplication) of (i) the Consolidated Net Profit minus the special, unusual or not repeated profits or losses, (ii) the income tax of that person and its subsidiaries for that period paid or accumulated in accordance with the Generally Accepted Accounting Principles (GAAP) in Peru (provided that they are not the income tax attributable to special, unusual or not repeatable profits or losses), the costs due to consolidated interest


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(net of any income due to interest), amortization costs (including amortization of deferred financing costs) and depreciation costs and (iii) other non-monetary items that reduce the Consolidated Net Profit (including without limitation any non-monetary charge with regard to retirement benefits, health benefits, life insurance and long term benefits for disability, required in accordance with the Generally Accepted Accounting Principles (GAAP) in Peru) MINUS other non monetary items that increase the Consolidated Net Profit, all of which is determined in a consolidated manner for that person and its subsidiaries in accordance with the Generally Accepted Accounting Principles (GAAP) in Peru.

THE CLIENT hereby declares to know and accept that in case it becomes a corporation, it shall be included, as one of the addends of the mentioned sum in the first subclause (ii) of the foregoing paragraph, for purposes of calculation of the referred ratio, the product of (a) the amount of all the declared, paid and/or accrued dividends in favor of the shareholders for (b) a fraction whose numerator is one and the demoninator is one minus the tax rate in force.

SECOND:             BACKGROUND

THE CLIENT is a private company whose object is to devote itself to mining activities, including, but not limiting to, the ore


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processing. THE CLIENT purchased in October 1997, the Empresa Metalurgica La
Oroya S.A. (La Oroya Metallurgical Company) from its previous owner, the state company Empresa Minera del Centro del Peru S.A. within the framework of the privatization process executed by the Government of the Republic of Peru. THE CLIENT absorbed the Empresa Metalurgica La Oroya S.A. in December 1997 by a merger.

THIRD:         OBJECT OF THE CONTRACT

THE CLIENT requires working capital financing for its foreign trade operations and/or local sales which is why it has applied for a Revolving Credit Line from THE BANK for up to the sum of US$40'000,000.00 (FORTY MILLION AND 00/100 AMERICAN DOLLARS) and THE BANK, accepting the application that was made, agrees to grant it in accordance with the terms and conditions stipulated in this contract.

3.1 REVOLVING CREDIT LINE.- THE BANK agrees to grant the CLIENT, subject to the terms and conditions of this contract, different loans and/or credits in dollars during the period included from the date on which the foregoing conditions for making the disbursements and issuing the letters of credit, stipulated in the Eighth Clause of this contract are complied with up to, but excluding, the Final Expiration Date, for the maximum sum of


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US$40'000,000.00 (FORTY MILLION AND 00/100 AMERICAN DOLLARS), with the specification mentioned in subclause 3.2 of this same Clause. Subject to the terms of this contract, during such term, THE CLIENT may receive loans, pay and ask once more for loans for part or all of the above indicated sum.

3.2 AMOUNT.-The maximum amount of use of the Credit Line that THE BANK grants in accordance with this contract, shall be at all times the amount that is less than (i) US$40'000,000.00 and (ii) the Base Amount of the Loan, provided that the legal limits allow so for its transactions which are established by the Financial System and Insurance System General Act and the Organic Act of the Superintendency of Banking and Insurance (Law Nr. 26702) or any other that may replace it in the future, considering the credit line for the request of issuance of letters of guaranty granted by THE BANK and any other credit granted or which THE BANK may grant in the future to THE CLIENT.

In the event that, as consequence of the variations in the Base Amount of the Loan, the amount used of the Credit Line is over the maximun amount permitted which is contemplated in the foregoing paragraph, THE BANK will be entitled to demand to THE CLIENT the prepayment of the sum which is necessary so that the


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amount used of the credit line be equal or lower than the maximun amount permitted in accordance with the provisions of the foregoing paragraph.

3.3  TERM OF USE.- The maximum term for the use of the Credit Line is of four
(4) years counted from the signing of this contract, without prejudice to the provisions set forth in Eighth Clause of this contract . In that sense, the Final Expiration Date shall be on June 10, 2002. Nevertheless, at the end of the first year and of each of the subsequent years of the term of use of the Credit Line, THE BANK may, without being obliged to do so, extend the Final Expiration Date by additional annual periods.

3.4 FORMS OF USE.- THE CLIENT may use the Credit Line that is granted in accordance with this contract by requesting (i) loans, including but not restricted to pre and post-shipment loans, or (ii) issuing on the part of the BANK of Letters of Credit for the payment of its imports of concentrates, raw materials and materials.

3.5 POSSIBILITY OF REDUCTION OF THE AMOUNT OF THE CREDIT LINE.- THE CLIENT may request at any time the reduction of the maximum amount of the Credit Line mentioned in the foregoing subclause 3.2. Once the maximum amount of the Credit Line has been reduced, it may not be once more restored.


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3.6  REPAYMENT OF THE CREDIT LINE.- Without prejudice to the provisions of the
Eleventh and Twelfth Clauses which refer to "Events of Default" and the "Consequences of the Events of Default" respectively, THE CLIENT pledges to completely pay to the BANK the loans and/or credits that are outstanding in accordance with this Credit Line on the Final Expiration Date.

FOURTH:   OF THE TERMS AND CONDITIONS OF THE LOANS
          MENTIONED IN SECTION 3.4(I)

4.1 THE AMOUNT.- The amount of the individual loans requested by THE CLIENT may not be lower than US$1'000,000.00 (except in the case that the amount available of the Credit Line is lower than the aforementioned sum) and must be in amounts that are multiples of US$200,000.00. The loans must be requested by THE CLIENT to the BANK at least three (3) workdays in advance.

The request that THE CLIENT submits to THE BANK shall specify at least the following information: (a) in the case of financing for foreign trade operations: (i) the amount, (ii) the date on which the disbursement is desired,
(iii) the financing term in accordance with what is stipulated in the following subclause of this Clause, (iv) the probable date of shipment, (v) the merchandise to


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be exported, (vi) the country of destination, (vii) the documents supporting the exportation, (viii) the buyer's name and (ix) the number of collections (in case of post-shipment financing); and (b) in the case of financing for other purposes mentioned in the Third Clause concerning the object of the contract: (i) the reference to the credit line, (ii) the amount, and (iii) the financing term in accordance with the provisions of the following subclause of this Clause.

In addition, in the case of financing for foreign trade operations, THE CLIENT shall enclose to the request the duly signed form of request for foreign credit which THE BANK shall timely supply.
TERMS.- Provided that the term of use of the Credit Line permits it, taking into consideration what was resolved upon in subclause 3.6 of the foregoing Clause, the loans shall have terms of 1, 3 or 6 months at the option of the CLIENT, stated in writing to the BANK in his application. THE CLIENT shall request to THE BANK the prepayment of the loans granted two (2) workdays in advance to the date foreseen for the prepayment, which will be evaluated and decided by THE BANK, at its sole discretion, being in these cases THE BANK empowered to collect from THE CLIENT a fee for prepayment which will be previously and timely informed to THE CLIENT.


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4.3  INTEREST RATE.- The compensatory interest rate accrued by these loans during the first year of the term of use of the Credit Line shall be the LIBOR rate at 1, 3 or 6 months (depending on the term of the loan requested by THE CLIENT) + 1.50%. The LIBOR rate at 1, 3 or 6 months is the interest rate at which Eurodollar deposits are offered for that same term on the London interbanking market, a rate that is recorded daily at 11.00 hours, as appears on the LIBOR page of the monitor of the REUTERS informative system (adjusted if necessary to 1/16 of the closest high 1%). The parties agree and stipulate that the interest rate agreed upon for this loan is of a floating nature in accordance with the variations of the LIBOR rate and therefore THE BANK will proceed to set the rate the applies to each loan not less than two (2) workdays in advance of the date provided for the disbursement of the respective loan, taking into account the LIBOR rate stipulated in the Reuters Monitor on that date. The amount that must be paid by THE CLIENT for interest at the end of that term will be established on this basis. Delays on the fulfillment of the payment of interest and/or capital of the loans on the dates of their respective expiration shall be subject at that time and until the total repayment of the expired obligations, to the payment of interests for delayed payments at the rate of 3% yearly in addition to the


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compensatory interest. For that purpose, THE CLIENT  will incur in automatic default without need for any summons or notice whatsoever in accordance with the provisions of section 1 of Article 1333 of the Civil Code.

At the end of the first year of the term of use of the Credit Line and at the expiration of the subsequent annual periods, THE BANK may, without being obliged to do so, review and amend the compensatory interest rate mentioned in the foregoing paragraph; which it will notify the CLIENT thirty (30) calendar days in advance.

4.4 PROMISSORY NOTES.- The loans shall be documented by the issuing on the part of the CLIENT of one or several promissory notes, using for this purpose the form of promissory note which as Exhibit 1 forms an integral part of this contract. The parties declare that this form of promissory note may be modified by THE BANK at any moment.

4.5  REPAYMENT OF THE LOANS.- Without prejudice to the provisions of Subclause
3.6 of the Third Clause, which refers to the "Repayment of the Credit Line" and to the Eleventh and Twelfth Clauses, which refer to "Events of Default" and the "Consequences of the Events of Default" respectively, THE CLIENT pledges to pay the BANK the loans on their respective


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Expiration Dates, for which purpose it authorizes the BANK to charge the amount owed to any of the accounts that THE CLIENT maintains in THE BANK in accordance with the provisions of the Thirteenth Clause.

FIFTH:    OF THE TERMS AND CONDITIONS OF THE LETTERS OF
          CREDIT MENTIONED IN CLAUSE 3.4(II)

5.1 ISSUING OF LETTERS OF CREDIT.- Provided that THE CLIENT requests in writing by signing and submitting the respective form to the BANK three (3) workdays in advance, THE BANK may, as part of the credits granted to THE CLIENT in accordance with the Revolving Credit Line which this contract refers to, issue Letters of Credit for the payment of imports of raw materials, concentrates or materials made by THE CLIENT. The amount of the Letters of Credit issued by THE BANK shall be considered in this sense as an amount that has been used of the aforementioned Credit Line.

5.2 THE AMOUNT.- The amount of the Letters of Credit requested by THE CLIENT may not be less than US$100,000.00 except in the case that the amount available of the Credit Line is lower than that sum.


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5.3  THE TERMS.- Provided that the term of use of the Credit Line permits it, taking into consideration what was resolved in subclause 3.6 of the Third Clause, the Letters of Credit will have the terms requested by THE CLIENT and approved by THE BANK, the same which, in principle, shall not exceed the term of 6 months.

5.4 PAYMENT OF THE LETTERS OF CREDIT.- At the time of the effective payment of a Letter of Credit issued in accordance with the provisions of this Clause, THE BANK shall finance to THE CLIENT the amount due, by granting a loan for a term of (3) months in the terms and conditions indicated in the Fourth Clause and other Clauses of this document; unless THE CLIENT requests to THE BANK to immediately collect the sum paid through the letter of credit for which THE CLIENT hereby authorizes THE BANK to charge in his current account or in any of his accounts the corresponding amount, in accordance with the Thirteenth Clause.

SIXTH:    FEES

THE CLIENT is obliged to pay the following fees to the BANK:

6.1 UNDERWRITING FEE.- THE CLIENT will pay to the BANK as an Underwriting Fee, US$500,000.00 (FIVE HUNDRED THOUSAND AND 00/100 AMERICAN DOLLARS) equivalent to 1.25% of the maximum amount of the Credit Line


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

(US$40'000,000.00) which will be paid on the signing of this contract.

6.2 AGENCY FEE.- THE CLIENT will pay to the BANK as Agency Fee US$30,000.00 (THIRTY THOUSAND AND 00/100 AMERICAN DOLLARS) a year during the term of use of the Credit Line including any extension of the same, which shall be paid in advance on the signing of this contract and on each date of anniversary of the signing of this contract.

6.3 COMMITMENT FEE.- THE CLIENT will pay the BANK as a Commitment Fee, during the term of use of the Credit Line, a sum equivalent to 0.375% annually of the average unused portion of the Line, which shall be calculated by taking into account the daily unused portions, from which a quarterly average shall be obtained on which the aforementioned rate will be applied. This Fee will be paid on a lapsed quarter within the first ten (10) calendar days of the following quarter. For purposes of the calculation, the nominal amount of the Letters of Credit mentioned in subclause (ii) of Clause 3.4 shall be considered to be the "amount used" of the Credit Line.

6.4 FEE ON THE ISSUING OF A LETTER OF CREDIT.- THE CLIENT will pay the BANK as a Fee for the Issuing of a Letter of Credit, a sum equivalent to 0.375% of the amount of each Letter of Credit


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

to be issued in accordance with the provisions of subclause (ii) of Clause 3.4. This fee will be paid at the time of the issuing of each Letter of Credit.

SEVENTH:  PRIOR CONDITIONS FOR THE EXECUTION OF THE CONTRACT

The prior conditions for the execution of this contract are:

7.1 LEGAL CAPACITY OF THE CLIENT.- The reception on behalf of the BANK of a legalized copy of the minutes of the General Meeting of Partners of the CLIENT authorizing the signing and execution of this contract and of the Guarantee Contracts and appointing their attorneys for the signing of the same.

7.2 FINANCIAL STATEMENTS.- The reception on behalf of the BANK of the copies of the audited financial statements which correspond to the economic fiscal year which ended on December 31, 1997 and of the unaudited financial statements which correspond to the first quarter of the 1998 Fiscal Year together with a certification from THE CLIENT of a recent date that those financial statements are correct and complete.

7.3 LEGAL OPINIONS.- The reception on behalf of the BANK of satisfactory legal opinions signed by the lawyers of THE CLIENT and of the parent company, Doe Run Resources Corporation, this latter referred to the validity of the subordination of the present or future debts, which THE CLIENT may have, derived from the issuance of Senior Notes made in March 1998 by the parent company, to the debts that THE CLIENT may incur before THE BANK by virtue of this contract.

7.4 NONEXISTENCE OF GOVERNMENT ACTION.- That the Peruvian Government shall not have enacted legislation nor taken any measure whatsoever that at the criteria and discretion of the BANK could restrict the exporting of its products by THE CLIENT.

7.5 NONEXISTENCE OF CIRCUMSTANCES THAT AFFECT THE FINANCIAL SYSTEM.- That no circumstances or situations have arisen that, in the opinion and judgment of the BANK negatively affect (i) the Peruvian financial system, (ii) the international financial system, (iii) the political or economic environment of Peru, or (iv) the tax or currency policies of the Peruvian government, its laws and regulations.

7.6 NONEXISTENCE OF CIRCUMSTANCES THAT AFFECT THE FINANCIAL CONDITION OF THE CLIENT.- That no circumstance or situation has arisen since the date of the last audited financial statements that in the BANK'S opinion and judgment affect or could substantially affect (i) the repayment capacity of the loans and/or credits by

THE CLIENT or (ii) the business, operations, properties, assets or liabilities of THE CLIENT.

7.7 NONEXISTENCE OF LIENS WITH REGARD TO THE CLIENT'S INCOME AND ASSETS.- That the assets and accounts receivable of the CLIENT be free from any lien.

7.8 CERTIFICATE OF THE BASE AMOUNT OF THE LOAN.- The reception on behalf of the BANK of a certificate signed by the Financial Manager of THE CLIENT or the official designated by him for that purpose which was previously communicated by THE CLIENT to the BANK establishing the Base Amount of the Loan.

7.9 DUE DILIGENCE.- The conclusion by the BANK in a satisfactory manner of THE CLIENT's due diligence.

EIGHTH:   PRIOR CONDITIONS FOR THE EXECUTION OF THE
          DISBURSEMENTS AND THE ISSUANCE OF LETTERS OF CREDIT

The prior conditions for the execution of the disbursements of the credits and/or loans referred to in this contract are:

8.1 GUARANTEE CONTRACTS AND ESTABLISHMENT OF COLLECTION ACCOUNTS.- The reception by THE BANK of the Guarantee Contracts duly signed by THE CLIENT and its conformity with the establishment of the Collection Accounts in Lima and New York. Likewise, the service of notices to the clients of THE

CLIENT instructing them to make their payments in the Collection Accounts and the written consent by them indicating their compliance with such instructions.

8.2 NONEXISTENCE OF CIRCUMSTANCES THAT COULD AFFECT THE FINANCIAL SYSTEM.- That no circumstances or situations have arisen since the date of the signing of this contract that in the opinion and judgment of the BANK affect or could affect in a negative form (i) the Peruvian financial system, (ii) the international financial system, (iii) the political or economic environment of Peru, or (iv) the tax or monetary policies of the Peruvian government, its laws and regulations.

8.3 FULFILLMENT OF OBLIGATIONS BY THE CLIENT.- That THE CLIENT has fulfilled all his Obligations established in this contract, including the Financial Obligations.

8.4 NONEXISTENCE OF CIRCUMSTANCES THAT COULD AFFECT THE FINANCIAL SITUATION OF THE CLIENT.- That there have not occurred since the date of the execution of this contract, circumstances or situations that in the opinion and judgment of the BANK affect or could affect in a substantial manner (i) the loan repayment capacity of THE CLIENT or (ii) the businesses, operations, properties, assets or liabilities of THE CLIENT.

8.5 NONEXISTENCE OF GOVERNMENT ACTION.- That the Peruvian Government not have enacted any legislation nor taken, since the date of the signing of this contract, any action whatsoever that in the opinion and judgment of the BANK could restrict the exporting of his products by THE CLIENT.

8.6 NONEXISTENCE OF ANY EVENT OF DEFAULT.- That on the date of the respective disbursement, no Event of Default whatsoever have occurred.

8.7 STATEMENTS AND GUARANTEES.- That the statements and guarantees made by THE CLIENT in the Ninth Clause of this contract and in the Guarantee Contracts be correct and complete in all aspects in and from the time of the disbursement unless the flaw in that statement or guarantee cannot reasonably cause a Materially Harmful Effect on the situation of THE CLIENT and provided that such declaration or guarantee has been true and complete in all its aspects on the date on which it was made.

8.8 NONEXISTENCE OF MATERIALLY HARMFUL EFFECT.- That on the date of the respective disbursement, no event or circumstance whatsoever has taken place that results or which could reasonably result in a Materially Harmful Effect for THE CLIENT.

8.9 REGISTRATION OF THE ORE COLLATERAL CONTRACT.- That the Ore Collateral Contract executed by THE CLIENT in favor of the BANK have been registered in the Public Mining Registry.

NINTH:    STATEMENTS AND GUARANTEES

THE CLIENT states and guarantees to the BANK that:

9.1 ORGANIZATION AND QUALIFICATION.- THE CLIENT is a Limited Liability Commercial Company that was incorporated and exists under Peruvian laws. It is authorized under Peruvian law to own its property and to perform its normal activities.

9.2 POWERS OF ATTORNEY AND AUTHORIZATIONS.- THE CLIENT possesses and has granted to its attorneys all the necessary powers of Attorney and authorizations to sign this contract and the Guarantee Contracts and to comply with all the obligations assumed in each one of them.

9.3 COMPULSORY COMPLIANCE.- This contract and the Guarantee Contracts are valid and binding obligations that are of compulsory compliance for THE CLIENT except for what is provided for in the applicable bankruptcy, insolvency and equity restructuring laws.

9.4 GOVERNMENT AUTHORIZATIONS.- THE CLIENT has all the necessary government authorizations under the laws in force to execute this contract and the Guarantee Contracts and to comply with the obligations assumed in each of them. These authorizations are in force and are not subject to any condition or requirement whatsoever. THE CLIENT shall obtain timely any authorization he requires since the signing date of this contract.

9.5 NONEXISTENCE OF CONFLICTS.- The signing and execution on behalf of THE CLIENT of this Contract and of the Guarantee Contracts, (i) is not in conflict nor does it create a situation of default with regard to (a) any of the terms, conditions or provisions of the bylaws and other incorporation documents of THE CLIENT, (b) any law or regulation that may be applicable, or any sentence, judicial order or decree from any relevant court or authority, (c) any resolution or contract in which THE CLIENT is a party or by which it is bound,
(ii) nor can it result in the creation or imposition of any lien, charge or encumbrance on any property of THE CLIENT unless that lien, charge or encumbrance cannot reasonably cause a Materially Harmful Effect on the situation of THE CLIENT and has been duly reported to the BANK before the date of the signing of this contract.

9.6 LEGAL SITUATION.- THE CLIENT is not in default under any law or regulation whatsoever that may be applicable nor any sentence, judicial order or decree of any relevant authority or court, unless that situation cannot reasonably cause a Materially

Harmful Effect in the situation of THE CLIENT and has been duly reported to the BANK before the date of the signing of this contract.

9.7 FINANCIAL STATEMENTS.- THE CLIENT has placed at the disposal of the BANK its Financial Statements to December 31, 1997 which have been duly audited. All this financial information is correct and complete and precisely reflects the financial condition of THE CLIENT. On the date of signing of this contract, THE CLIENT does not have direct or contingent liabilities aside from those (i) mentioned or reflected in the aforementioned financial statements on those dates, (ii) that emerge from this contract and from the Guarantee Contracts, or
(iii) those that were communicated to the BANK. No substantial change has occurred on the date of the signing of this contract that is harmful for the consolidated financial condition of THE CLIENT with regard to that financial condition that is reflected in the financial statements up to December 31, 1997.

9.8 JUDICIAL PROCEEDINGS.- Except for what was revealed to the BANK before the signing of this contract, there is no action, investigation, demand or judicial proceeding whatsoever that is pending or as far as any official or employee of THE CLIENT may know, there is no suit or written claim whatsoever against

THE CLIENT or its property in any court, fee or government committee, board, governmental agency or arbitration court.

9.9 DISCLOSURE.- On the date of the signing of this contract, the statements made by THE CLIENT in this document and in the Guarantee Contracts do not include any false statement of any fact nor do they omit any material fact that could cause the information furnished by THE CLIENT to lead the BANK to incur in a mistake. On the date of the signing of this contract, there is no fact known by THE CLIENT that has not been disclosed to the BANK, and that could result in a Materially Harmful Effect for THE CLIENT.

9.10 NONEXISTENCE OF ACTS OF GOD AND FORCE MAJEURE.- The businesses and properties of THE CLIENT have not been affected by fire, explosion, accidents, strikes, shutdowns or any other labor problem, drought, storm, hail, earthquakes, embargoes or any other circumstance that in a reasonable manner could cause a Materially Harmful Effect on THE CLIENT.

9.11 NONEXISTENCE OF DAMAGES TO THE ENVIRONMENT.- THE CLIENT operates his business complying with all environmental legal and regulatory standards applicable to mining-metallurgical activities, as well as with all the terms and conditions of the Environment Adaptation Program (PAMA) that it has submitted to the Ministry of Energy and Mines. No harmful, toxic or dangerous material as defined by said standards has been or is being spilled, thrown, spread or freed by THE CLIENT violating any mining-metallurgical environmental law or regulatory standard unless suitable measures accepted by the respective government authorities and disclosed to the BANK are being taken to remedy this situation. THE CLIENT has not transported nor is he transporting any harmful, toxic or dangerous material whatsoever as defined by the aforementioned standards unless suitable measures that are accepted by the respective government authorities and disclosed to the BANK are being taken to remedy this situation.

9.12 TAXES.- THE CLIENT has prepared, signed and submitted before the competent authority the forms of all taxes and contributions which he is legally obliged to pay and has paid the same except for those that: (i) are being claimed by THE CLIENT through suitable impugning appeals and (ii) those on which the respective provisions and reserves have been made in THE CLIENT's accounting records. There is no outstanding proceeding or dispute between THE CLIENT and any government authority with regard to contributions and taxes, different from those detailed in Exhibit II, which forms integral part of this contract.

9.13 IMMUNITY.- THE CLIENT has no immunity with regard to the jurisdiction and rights of any court, judge or tribunal or with regard to any legal proceeding or demand.

9.14 PRIORITY.- All the obligations assumed by THE CLIENT under this contract are first priority for THE CLIENT and therefore prevail with regard to the other direct or indirect, present or future obligations of THE CLIENT. In this sense, the obligations that could be derived for THE CLIENT from the guarantee given to the Issuance of Senior Notes made by Doe Run Resources Corporation in March 1998, will be contractually subordinated with regard to the obligations assumed by THE CLIENT in accordance with this contract.

TENTH:    OBLIGATIONS

THE CLIENT assumes by this Clause the following Obligations with regard to THE
BANK:

10.1 FINANCIAL OBLIGATIONS.-

(1) To send to the BANK, not less than 60 days in advance of the date foreseen to incur in an Additional Debt, which differs from an Authorized Debt, a certificate signed by its Financial Manager (a) indicating that it is complying with the Fixed

          Consolidated Obligations Hedge Ratio, (b) describing in detail the nature of that Additional Debt, including but without restricting itself to, a mention with regard to the use of the funds, the creditor, the term of the debt, the amortization program, the amount of the principal and interest, the guarantee, should there be any, and any other information that THE CLIENT considers to be important to understand the scope of that Additional Debt; and (c) projecting in detail a calculation of the Fixed Consolidated Obligations Hedge Ratio determined on a Pro Forma Basis as if the proposed additional debt had been incurred on the first day of the last fiscal quarter and thereinafter on each fiscal quarter during which its payment is pending.

(ii) Send to the BANK within the ten (10) workdays after each fiscal quarter, a certificate signed by its Financial Manager certifying that THE CLIENT complies with the Net Minimum Consolidated Patrimony.

10.2 INFORMATION.-

(ii) VERACITY.- Providing correct and complete information when drafting the credit application and at all times during the time this contract is in force.

(iii) FINANCIAL INFORMATION.- Send to the BANK or to whomever it designates complete financial information as well as an audited version of the same at the end of each fiscal year and within a term of not more than 120 (one-hundred and twenty) calendar days from the respective closing, committing to promptly communicate to the BANK or whomever it designates any fact or circumstance that could lead to a substantial deterioration in the income, profits, ability to pay and/or financial situation of THE CLIENT. Likewise, to send to THE BANK or to whomever it designates a non-audited version of the financial statements of THE CLIENT at the closing of each quarter of the fiscal year.

(iv) ADDITIONAL INFORMATION.- Send to the BANK as soon as possible after its application, any additional information related to this contract with the Guarantee Contracts and with the capacity of THE CLIENT to comply with the obligations assumed in accordance with those documents.

10.3 NOTIFICATION OF SPECIAL EVENTS.- Immediately notify the BANK when any of the following events takes place, including a description on its nature and the measures that THE CLIENT plans to take with regard to it: (i) an Event of Default, and (ii) any suit, arbitration or administrative proceeding in which THE

CLIENT is a party, and in case of being solved in an unfavorable manner for THE CLIENT, it may have a materially harmful effect for THE CLIENT.

10.4 MAINTENANCE OF ACCOUNTING BOOKS AND RECORDS.- Keep accounting books and records in accordance with generally accepted accounting principles and practices that are accepted in Peru, committing before THE BANK that the annual financial statements of the company will be reported upon by a firm of independent auditors with an international reputation. The names of the selected auditors must be communicated to THE BANK in a timely manner. The records must be kept in sufficient detail so as to specify the investments made, their cost and should this be the case, the progress of their execution.

10.5 INSPECTION.- Allow the technical personnel of THE BANK or the persons that THE BANK designate, to verify the information that is supplied and the proper application of the resources granted due to credits and/or loans granted by THE BANK to THE CLIENT within the framework of this contract as well as to perform inspections in the plant and establishments of THE CLIENT.

10.6 EXISTENCE AND CAPACITY.- Maintain its existence as a Limited Liability Commercial Company under Peruvian law.

10.7 NON-PARTICIPATION IN UNRELATED ACTIVITIES.- Maintain the proper line of its business and abstain from directly or indirectly participating in unrelated activities.

10.8 USE OF THE RESOURCES.- Assign the resources from the credits and/or loans that THE BANK grants within the framework of this contract for the purpose indicated in the Third Clause of this contract.

10.9 MAINTENANCE OF ASSETS.- Maintain the plant and other productive areas that are necessary for the development of its corporate purpose in good condition and at certain times perform the repairs and restorations that may be necessary for this purpose.

10.10 LIMITATIONS IN THE DISPOSAL OF ASSETS.- Abstain, during the time this loan is in force, from selling, leasing, transferring or assigning the use of the fixed assets that are necessary to maintain the production and sales of the company that are estimated in the credit application submitted to the BANK unless they have been replaced or are to be replaced upon satisfaction of THE BANK and there has been a specific authorization in writing by the BANK in that sense, and except for the properties which may be transferred by THE CLIENT within the framework of the Lease-back Contracts which he intends to enter into in the future, including those entered into with THE BANK, under the provisions of subclauses 10.19 of the Tenth Clause and 1.2 (iii) of the First Clause of this contract. THE BANK commits its best efforts to answer the aforementioned application within a maximum period of ten (10) workdays after it has been submitted.

10.11 GOVERNMENT AUTHORIZATIONS.- Maintain in force during the time that this contract is in force, all licenses, permits and generally any authorization that is necessary for the normal performance of its activities and the execution of this contract.

10.12 TAXES.- Comply with the payment of all contributions and taxes that may correspond to it in accordance with the laws in force except for those that are been questioned and/or claimed by THE CLIENT through proper impugning appeals and concerning which the respective reserves and provisions have been made in the accounting books and records of THE CLIENT.

10.13 ABSTAIN FROM MERGERS OR SPLITS.- Abstain from participating in merger or split processes and not sell nor transfer all or a substantial part of its fixed assets to any person whatsoever nor acquire all or substantially all the assets of any person whatsoever without the specific prior authorization in writing of the BANK.

10.14 COMPLIANCE WITH THE LAW.- Keep up to date in the fulfillment of its fiscal and labor obligations including those that derive from the social security laws and private management of pension funds as well as with the other aspects of Peruvian or foreign legislation that may be applicable and of any regulations concerning this unless the need for that legislation or regulation is being debated and/or questioned by THE CLIENT in good faith through suitable means and provisions have been taken in the accounting records and books of THE CLIENT.

10.15 COMPLIANCE WITH ENVIRONMENTAL LEGISLATION.- Without prejudice to the obligation contemplated in the foregoing subclause, comply with each and all the obligations in the mining-metallurgical environmental legislation in force and for that purpose it must perform the studies and comply with the requirements established in the respective laws and regulations.

10.16 NONEXISTENCE OF HEDGING AGREEMENTS FOR SPECULATIVE PURPOSES.- Abstain from executing hedging agreements for speculative purposes that do not have the essential purpose of protecting oneself against possible fluctuations on the market of the prices of the minerals that it produces and sells.

10.17 TRANSACTIONS AND CONTRACTS WITH AFFILIATED OR LINKED PERSONS.- Abstain from entering into transactions with related companies or persons that are less advantageous than those that would be obtained should the transaction be entered into with non-related third parties. Excluded from the limitation referred to in this subclause are the obligations THE CLIENT have with affiliated or linked persons and who appear in detail on Exhibit III which forms integral part of this contract.

10.18 OBLIGATIONS.- Comply on or before the expiration date with all the obligations assumed due to this or other contracts that it has entered into and whose default could result in the opinion and judgment of the BANK in a Materially Harmful Effect for THE CLIENT unless this compliance: (i) is being questioned by THE CLIENT in good faith through the proper means and (ii) on which the respective reserves and provisions have been made in the accounting books of THE CLIENT.

10.19 RESTRICTION IN THE ASSUMPTION OF FINANCIAL DEBTS AND OBLIGATIONS.- Abstain from assuming, creating or incurring in any financial debt or obligation different from an Authorized Debt unless it has the prior authorization in writing of the BANK; for which before incurring in this additional debt or financial obligation, THE CLIENT will send to the BANK the certificate mentioned in subclause 10.1(i) of the Tenth Clause. THE BANK commits its best efforts to communicate to THE CLIENT promptly, but at least thirty (30) calendar days before the proposed date to incur in such additional financial debt or obligation, its approval or rejection of the proposal of additional debt based on a reasonable analysis. In case that THE BANK disapproves the proposed additional debt, THE CLIENT will not be permitted to incur in the same under penalty of being regarded as an Event of Default.

10.20 LIMITATION IN LIENS.- Abstain from creating or assuming liens on any of its present or future properties, assets or contractual rights, unless they refer to:

(xix) Liens that are specifically created, required or permitted by this contract of by the Guarantee contracts.

(xx) Liens imposed by some government body or authority due to taxes or contributions.

10.2 CERTIFICATE INDICATING THE BASE AMOUNT OF THE LOAN.- Send to the BANK, a Certificate signed by its Financial Manager establishing the Base Amount of the Loan effective on the twentieth day of every calendar month, as well as the details of the accounts that served to determine the same. This information is of the nature of an affidavit. This certificate shall be delivered by THE CLIENT to THE BANK within five (5) workdays following to the twentieth day of every calendar month. This certificate shall be in force during the next calendar month counted as from the twentieth day of every month, unless in the meanwhile THE CLIENT submits to THE BANK a new certificate replacing the former, in which case this new certificate shall be in force for the remaining days until the twentieth day of the calendar month.

10.3 LIMITATION IN THE DISTRIBUTION OF DIVIDENDS.- Abstain from distributing dividends or paying subordinate debts should an Event of Default occur or should it be in default on its contractual obligations with THE BANK.

ELEVENTH       EVENTS OF DEFAULT

The parties agree that each of the following circumstances constitutes an Event of Default:

11.1 DEFAULT IN THE OBLIGATION OF PAYMENT.- If THE CLIENT does not comply with the payment of (i) some amount which corresponds to the principal or interest of any of the loans and/or credits granted under this contract, (ii) some commission, fee or expense that must be paid and/or reimbursed in accordance with this contract or the Guarantee Contracts, or (iii) any other obligation assumed under this contract or the Guarantee Contracts.

11.2 FALSITY OF SOME STATEMENT OR GUARANTEE.- If any of the statements or guarantees made by THE CLIENT in this contract or in the Guarantee Contracts is or becomes false or incomplete and this circumstance continues without being corrected during a term of fifteen (15) calendar days from the date of the notice sent for that purpose by the BANK.

11.3 DEFAULT ON OBLIGATION.- If THE CLIENT defaults on any of the obligations assumed under this contract or under the Guarantee Contracts, different from the Obligation of Payment mentioned in subclause 11.1 of this Eleventh Clause and this default is not corrected (if this default is susceptible to correction) within the fifteen (15) calendar days after the notice in this sense sent by the BANK or if THE CLIENT incurs in an additional debt or financial obligation without the prior authorization in writing of the BANK.

11.4 DEFAULT ON FINANCIAL OBLIGATION.- If THE CLIENT defaults on any of the Financial Obligations described in subclause 10.1 of the Tenth Clause of this contract and this default is not remedied within the thirty (30) calendar days following the notice in that sense sent by the BANK.

11.5 BANKRUPTCY OR INSOLVENCY.- If THE CLIENT initiates a bankruptcy, insolvency or equity restructuring proceeding or one is initiated for him and these proceedings are not declared to be inadmissible within the thirty (30) calendar days following its initiation.

11.6 DEFAULT ON OBLIGATIONS CONTEMPLATED IN OTHER CONTRACTS (CROSS DEFAULT).- If THE CLIENT defaults on any of the obligations assumed in accordance with another financing contract that he has entered into and this default causes the conclusion or anticipated expiration of the term for the compliance with his obligations derived from that contract.

11.7 INVALIDITY OF GUARANTEE CONTRACTS.- If any of the Guarantee Contracts is terminated, cancelled or ceases to (i) create a valid and complete guarantee on the property subject to this guarantee with the priority granted on it or
(ii) be fully in force and valid because it was declared ineffective and without value.

11.8 GOVERNMENT AUTHORIZATIONS.- If any government authorization that may be required by THE CLIENT with regard to this contract or the Guarantee Contracts ceases to be fully in force and valid.

11.9 CHANGES IN THE SHAREHOLDERS.- If Doe Run Resources Corporation ceases to directly or indirectly own 66.66% of the shares of Doe Run Peru unless it has the approval of the BANK.

11.10 EXPROPRIATION.- If on a date after the signing of this contract, the Peruvian Government should perform any act that in the opinion and judgment of the BANK (i) could result in depriving it of any of its rights as a creditor under this contract or under the Guarantee Contracts or (ii) confiscates, expropriates or nationalizes the ownership or control of THE CLIENT on the property that is the subject of this contract or the Guarantee Contracts.

11.11 POLITICAL VIOLENCE.- If on a date after the signing of this contract, some act of war (declared or undeclared), civil war, revolution, insurrection or terrorism in the Republic of Peru that has a materially harmful effect on the capacity of THE CLIENT to comply with its obligations under this contract and under the Guarantee Contracts.

TWELFTH:  CONSEQUENCES OF THE EVENT OF DEFAULT

12.1 Should any of the Events of Default described in the foregoing Clause take place, THE BANK is fully entitled to declare this contract cancelled in accordance with the provisions of Article 1430 of the Civil Code by means of a written communication served through notarial way to THE CLIENT, attaching a statement of accounts of the debtor balance. This contract shall be understood to have been cancelled without need for any other communication or procedure. The term shall be regarded as expired and the immediate payment of the sums owed may be demanded, in which case THE BANK shall be entitled to execute and/or demand in court the payment of all the sums owed as well as to execute the guarantees mentioned in the Fourteenth

Clause of this contract. A delay on the part of THE BANK in the exercise of this right will not mean in any case a presumption of waiver of the same.

12.2 Should the presumption contemplated in the foregoing subclause occur and until THE BANK does not collect all the amounts owed by THE CLIENT, the compensatory interest and additional interest for delays will be applicable at the highest rates established by THE BANK.

THIRTEENTH:    CURRENCY AND FORM OF PAYMENT OF OBLIGATIONS

13.1 A condition of this contract and particularly with regard to the payment of the interests for delayed payments and compensatory interest, of the fees and the other costs, services, contributions and taxes that are applicable, is that all payments must be made in the same foreign currency in which the loans and/or credits have been stipulated and granted in accordance with the exception provided for in article 1237 of the Civil Code.

13.2 THE CLIENT shall place for that purpose at the disposal of the BANK in a timely manner, sufficient funds to fully make the payments. By means of this document, THE CLIENT irrevocably authorizes the BANK to make the charges that correspond to the amounts owed. THE BANK shall proceed to charge these amounts in any of its accounts maintained in any of its Branch Offices, whether in Peru or abroad, or apply the funds in any currency that it has in its hands to credit it to THE CLIENT without need of prior authorization or later acceptance of the same. THE BANK shall also be entitled to withdraw and apply to the amortization and/or cancellation of the amount owed to it by THE CLIENT, all sums, deposits or securities of any nature that it has in its hands for any reason and which is destined to be credited or delivered to it.

13.3 THE BANK is expressly authorized by THE CLIENT so that on its account and order it will acquired on the exchange market that is legally available, the necessary foreign currency that it will apply to the amortization and/or cancellation of the amount owed in accordance with this contract, charged to any of the accounts in Peruvian currency that THE CLIENT had in that financial institution or any of its branches or subsidiaries, should this be the case.

FOURTEENTH:         GUARANTEES

As a guarantee for the fulfillment of the obligations assumed according to this contract, THE CLIENT is bound to grant in favor of the BANK the following guarantees that will be governed by their respective contracts:


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

(i) Pledge and keep pledged in favor of the BANK, in an irrevocable and unconditional manner, the proceeds of the sales obtained from contracts or operations of sale of its products as well as the collections generated from them, granting as a guarantee the local or foreign collection accounts in which its clients deposit the purchase price, for which purpose THE CLIENT will proceed to sign the corresponding Guarantee Contract.

(ii) Grant in favor of THE BANK a first and preferential Ore Collateral on all the concentrates, raw materials, products in process and end products that are maintained and/or prepared by THE CLIENT, for which purpose THE CLIENT will proceed to sign the corresponding Guarantee Contract.

FIFTEENTH:          INDEMNITY

By this Clause, THE CLIENT commits to indemnify the BANK and its Directors, officials and employees (hereinafter in this Clause "the Compensable Parties") for any loss, damage or expense in which any of the Compensable Parties suffers or incurs as a result of this contract, including but not limited to professional fees of lawyers and costs arising from the transaction that took place unless such loss, damage or expense is a result of the negligence or fraud of the aforementioned Compensable Party.


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

SIXTEENTH:     ASSIGNMENTS AND SHARES

By these presents THE CLIENT expressly agrees and accepts that THE BANK may assign and/or offer shares in the Credit Line that it grants in virtue of this contract to third financial institutions of first order whether Peruvian or foreign. As an exception and only in the case of assignments to other financial institutions by virtue of which THE BANK ceases to be bound partially before THE CLIENT for the Credit Line, the prior consent of THE CLIENT shall be necessary with regard to the assignee financial institution, and this consent may not be unreasonably retained (failed to be granted) by THE CLIENT.

THE CLIENT also accepts that the resources of this loan may be obtained by THE BANK from foreign financial institutions of first order. This is the reason why it must reasonably cooperate with THE BANK making the greatest efforts to diligently furnish all the information reasonably requested by the institution(s) for the economic and financial evaluation of the company.

SEVENTEENTH:        COSTS AND EXPENSES

17.1 THE CLIENT shall assume and pay all the costs and expenses that are originated for THE BANK as a result of the preparation, negotiation and execution of this contract, including but not limited to the professional fees of the lawyers, the due


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diligence expenses and the costs derived from THE BANK's participation and/or syndication, and the fees collected by the banks where the Collection Accounts are established, as a result of this contract.

17.2 THE CLIENT shall also assume all the in and out-of-court expenses that may arise as a result of the collection of the sums that THE CLIENT may owe THE BANK due to this contract and/or the execution of the Guarantee Contracts.

17.3 THE CLIENT shall also assume and pay the fees and costs that may be charged by the correspondent banks that participate in one way or another in the Letters of Credit issued by THE BANK mentioned in subclause (ii) of Clause 3.4 of this document. THE BANK is bound to deliver to THE CLIENT a copy of the evidence of liquidation that the correspondent bank(s) remit(s) to THE BANK.

17.4 Without prejudice to what is indicated in the foregoing paragraphs, THE CLIENT shall assume all the other costs and expenses derived from this contract, including the Notary's expenses derived from the recording as a Public Deed of this document as well as those of a Testimony and of a Simple Copy of the same for THE BANK.

EIGHTEENTH          TAXES


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The parties agree that all the payments to be made by THE CLIENT to THE BANK in accordance with this contract must be made free from all contribution, tax, payment or charge that could be charged now or in the future on the same.

NINETEENTH:         NOTICES

Any notice, application, demand, consent, designation, address, instruction, certificate or other communication that is to be given under this contract shall be given in writing or sent by facsimile (with a written confirmation of receipt, which may be made via facsimile) to the address and facsimile number indicated below of THE CLIENT and of THE BANK, and when so required by Peruvian law, to the addresses of THE CLIENT and THE BANK indicated in the introduction of this Contract, or to any other address that is communicated in writing for that purpose by THE CLIENT and by THE BANK:

CLIENT:        DOE RUN PERU S.R.L.

Attention:     Mr. Kenneth Richard Buckley and Mr. Henry Eric Peitz

Address:       Av. Victor Andres Belaunde 147, Via Principal 155,
               Centro Empresarial Real - Torre Real 3, Piso 9,
               San Isidro

Facsimile:     215-1235


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

               215-1281

BANK:          BANCO DE CREDITO DEL PERU

Attention:     Mr. Giorgio Badani - Corporate Banking
               Mrs. Marcela Parodi - International Transactions Area

Address:       Centenario 156, Las Laderas de Melgarejo
               La Molina

Facsimile:     349-0794
               426-5644

TWENTIETH:          APPLICABLE LAWS

This contract shall be governed in all matters not provided for in this document by the Legislation of the Republic of Peru.

TWENTY FIRST:       ARBITRATION

21.1 The parties expressly agree that any conflict or controversy that may arise between them as a result of the interpretation or execution of this Contract including those related to its being invalid or void shall be resolved by means of a de jure arbitration entrusted to an Arbitration Court formed by three members that must necessarily be lawyers registered in the Bar Association held in accordance with the National and International Conciliation and Arbitration Regulations of the Chamber of Commerce of Lima.

21.2 The Arbitration Court will be formed in the following manner: each of the parties will designate one arbitrator and the


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third will be designated by mutual agreement by the first two arbitrators, who will be the Chairman of the Arbitration Court.

21.3 The arbitration will be held in the city of Lima and the duration of the same may not exceed sixty (60) workdays counted from the date of installation of the Arbitration Court until the respective award is issued.

21.4 The award of the Arbitration Court shall be final and may not be appealed.

21.5      The losing party shall assume the costs caused by the arbitration.

21.6 Should any of the parties decide to appeal for the annulment of the arbitration award before the Judiciary, it must first issue a Letter of Guaranty to the other party executed by a first rank Bank with headquarters in Lima equivalent to US$50,000.00 (FIFTY THOUSAND AND 00/100 UNITED STATES OF AMERICA DOLLARS) that can be executed should that appeal be declared in a final sentence to be without grounds. This Letter of Guaranty must be in force during the time that the proceedings that have been filed are in force.

Please add, Mr. Notary the other Clauses required by Law and record this Draft as a Public Deed.

Lima, June 11, 1998.


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

DOE RUN PERU S.R.L.

/s/ Kenneth Buckley


BANCO DE CREDITO DEL PERU

/s/ Jesus Antonio Zamora Leon

/s/ Aida Lucia Ghiglino Zimic


/s/ Guillermo Ferrero Alvarez Calderon, Attorney
    Lima Bar registration Nr. 26011

--------------------------------------------------------------------------------


I CERTIFY that the copy on the reverse side is identical to the document I have seen.

Lima, June 19, 1998
     /s/ Anibal Corvetto Romero
     Notary - Attorney - at - law
     Lima - Peru









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